UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Regis Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held October 20, 2015

TO THE SHAREHOLDERS OF REGIS CORPORATION:

The Annual Meeting of the Shareholders (the “Annual Meeting”) of Regis Corporation (referred to as “we,” “us,” “our,” “Regis” and the “Company”) will be held at our executive offices located at 7201 Metro Boulevard, Edina, Minnesota 55439, on October 20, 2015 commencing at 9:00 a.m., for the following purposes:

1.	To elect eight directors to serve for a one-year term and until their successors are elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

3.	To approve, on an advisory basis, the compensation of our named executive officers (referred to as the “Say-on-Pay” proposal); and

4.	To transact such other business, if any, as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only holders of record of our Common Stock at the close of business on August 24, 2015 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you plan to attend the Annual Meeting in person, please submit your proxy by telephone or through the Internet in accordance with the voting instructions provided to you. If you requested a paper copy of the proxy card by mail, you may also date, sign and mail the proxy card in the postage-paid envelope that is provided with your proxy card. Should you nevertheless attend the Annual Meeting, you may revoke your proxy and vote in person.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the record holder that you must follow in order for your shares to be voted. If you plan to attend the Annual Meeting and hold shares in your name, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares through a bank or broker, you will need proof of ownership, such as a recent account statement or letter from your bank or broker, along with proper identification in order to attend the Annual Meeting. If you hold your shares through a bank or broker and intend to vote your shares at the Annual Meeting, you will need to provide a legal proxy from your broker.

By Order of the Board of Directors

Eric A. Bakken
Secretary
September 9, 2015

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 20, 2015

This Proxy Statement is furnished to shareholders of REGIS CORPORATION, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of our Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders to be held on October 20, 2015 (the “Annual Meeting”), and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of our principal executive office is 7201 Metro Boulevard, Edina, Minnesota 55439.

Availability of Proxy Materials

As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are making our proxy materials, which include our Notice and Proxy Statement and Annual Report on Form 10-K, available to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of the Annual Meeting. In accordance with such SEC rules, we will send shareholders of record as of the close of business on August 24, 2015 a Notice of Internet Availability of Proxy Materials (the “Notice”), which mailing will commence on or about September 9, 2015. The Notice contains instructions on how shareholders can access our proxy materials and vote their shares over the Internet. If you would like to receive a printed copy of our proxy materials from us instead of downloading them from the Internet, please follow the instructions for requesting such materials included in the Notice.

Solicitation and Revocation of Proxies

In addition to the use of the mails, proxies may be solicited personally or by mail, telephone, fax, email, Internet or other electronic means by our directors, officers and regular employees who will not be additionally compensated for any such services. Proxies may also be solicited by means of press releases and other public statements.

We will pay all solicitation expenses in connection with the Notice and this Proxy Statement and any related proxy soliciting material of the Board, including the expense of preparing, printing, assembling and mailing such material.

Proxies to vote at the Annual Meeting are solicited on behalf of the Board. Any shareholder giving a proxy may revoke it at any time before it is exercised by attending the Annual Meeting and revoking it or by providing written notice of revocation or by submitting another proxy bearing a later date to our Secretary at the address set forth above. Such proxies, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the specifications indicated thereon.

If You Hold Your Shares in “Street Name”

If you hold your shares in “street name,” i.e., through a bank, broker or other holder of record (a “custodian”), your custodian is required to vote your shares on your behalf in accordance with your instructions. If you do not give instructions to your custodian, your custodian will not be permitted to vote your shares with respect to “non-discretionary” items, such as the election of directors and the Say-on-Pay proposal. Accordingly, we urge you to promptly give instructions to your custodian to vote on these matters by following the instructions provided to you by your custodian. Please note that if you intend to vote your street name shares in person at the Annual Meeting, you must provide a “legal proxy” from your custodian at the Annual Meeting.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on August 24, 2015 will be entitled to sign proxies or to vote. On that date, there were 52,998,021 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the Annual Meeting is required to transact business, and constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the Annual Meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Item 1.  The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Annual Meeting, with respect to each director nominee, is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. The election is not contested. A majority of the votes cast means that the votes entitled to be cast by the holders of all the then-outstanding shares of voting stock of the Company that are voted “For” a director must exceed the shares voted “Against” the director.

Item 2.  The affirmative vote of the holders of the greater of (1) a majority of the shares of our Common Stock present in person or by proxy and entitled to vote on the proposal or (2) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of this proposal. A shareholder who abstains with respect to this proposal will have the effect of casting a negative vote on this proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote on a proposal) is not deemed to be present in person or by proxy and is not entitled to vote on the proposal for the purpose of determining whether a proposal has been approved.

Item 3.  The advisory vote on executive compensation in Item 3 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Routine Versus Non-Routine Matters.  Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Item 1, the election of directors and Item 3, the advisory vote on executive compensation. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions. On the other hand, Item 2, ratification of the appointment of our independent registered public accounting firm, is a “routine” matter for which your broker does not need your voting instruction in order to vote your shares.

Effect of Broker Non-Votes.  If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote, such as may be the case with a non-routine matter for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the Annual Meeting will have no effect on the outcome of the proposal.

ITEM 1
ELECTION OF DIRECTORS

Eight directors are to be elected at the Annual Meeting, each to hold office for one year until the 2016 annual meeting of shareholders and until their successors are elected and qualified. Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the eight persons named below for election as directors. All of the Board’s nominees other than Ms. Rhoades are currently directors of Regis and each nominee has consented to serve if elected. James P. Fogarty, a current director, is not standing for reelection as a director at the Annual Meeting.

Unless authority to vote is withheld, proxies submitted will be voted for the election of the Board’s nominees named herein as directors of Regis. If for any reason a nominee becomes unable to serve or for good cause will not serve if elected, the Nominating and Corporate Governance Committee may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees. If the Nominating and Corporate Governance Committee designates any substitute nominees, we will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules. The director nominees are:

	Age	Director Since	Independent Director/Nominee
Daniel G. Beltzman	40	2012	✓
David J. Grissen	57	2013	✓
Daniel J. Hanrahan	58	2012
Mark S. Light	53	2013	✓
Michael J. Merriman	59	2011	✓
M. Ann Rhoades	71	Nominee	✓
Stephen E. Watson	70	2008	✓ Chair
David P. Williams	54	2011	✓

	Principal Position	Other Public Company Directorships
Daniel G. Beltzman	General Partner, Birch Run Capital Advisors, LP	-
Mr. Beltzman founded Birch Run Capital Advisors, LP (“Birch Run”), a financial investment advisory firm, and has served as its General Partner since May 2006. Prior to managing investments, Mr. Beltzman worked at both Deutsche Bank Securities, Inc. and Bank of America Securities, LLC focusing on equity research and mergers and acquisitions. Thereafter, he founded an entrepreneurial venture that provided services to help European builders more efficiently manage their supply chains. Mr. Beltzman also worked with a boutique investment firm that specializes in joint venture equity and mezzanine debt for real estate ventures. Mr. Beltzman has spent the last twelve years as an investor and manager of Birch Run and its predecessors, during which time he has studied the business models of many public companies, and developed a specific expertise in capital allocation.

Mr. Beltzman’s financial experience and expertise, as well as his perspective as a significant shareholder of the Company, contribute valuable insights to the Board.

	Principal Position	Other Public Company Directorships
David J. Grissen	Group President of Marriott International, Inc.	-
Mr. Grissen has served as Group President of Marriott International, Inc., a global operator of hotels and related lodging facilities, since 2013. During his 28 years of experience with Marriott, he has held various positions, including Group President, Americas; President, Americas; Executive Vice President of the Eastern Region; Senior Vice President of the Mid-Atlantic Region and Senior Vice President of Finance and Business Development. He has had responsibility for the financial management and leadership of all the Americas’ lodging operations, comprising more than 3,400 hotels and a work force of 100,000 associates, including responsibility for sales and marketing, revenue management, human resources, engineering, room operations, food and beverage/retail/spa, information resources and development. Mr. Grissen was a director of Good Times Restaurants Inc. from 2005 to 2010.

Mr. Grissen’s experience leading a complex service organization that includes both franchised and owned operations contributes valuable perspectives to the Board. The Board believes that Mr. Grissen’s experience building marketing platforms for multiple portfolio brands, and his experience in acquisitions and integration, help him guide the Company in its turnaround as it focuses on improving the customer experience through each of its brands and identifies opportunities for growth.

	Principal Position	Other Public Company Directorships
Daniel J. Hanrahan	President and Chief Executive Officer, Regis Corporation	Cedar Fair, L.P. (since 2012)
Mr. Hanrahan is the President and Chief Executive Officer of the Company, which positions he has held since August 2012. Prior to joining the Company, he served as President of Celebrity Cruises at Royal Caribbean Cruises Ltd., a global cruise vacation company, since February 2005, and as its President and Chief Executive Officer since September 2007. Mr. Hanrahan served as President and Chief Executive Officer of Azamara Cruises at Royal Caribbean from February 2005 to July 2009. From 1999 until February 2005, Mr. Hanrahan served in a variety of positions with the Royal Caribbean International brand, including Senior Vice President, Sales and Marketing.

The Board believes that Mr. Hanrahan should continue to serve as a director because as Chief Executive Officer of the Company, he shares responsibility with the Board for guiding the direction of the Company, and he has a deep understanding of the Company’s operations, strategy, results of operations and financial condition, as well as issues affecting the Company’s industry. Mr. Hanrahan’s prior operational background and his extensive experience across a wide spectrum of consumer-facing brands enable him to provide important insights to the Board related to the Company’s strategy to improve the salon experience.

	Principal Position	Other Public Company Directorships
Mark S. Light	Chief Executive Officer and Director, Signet Jewelers Limited	Signet Jewelers Limited (since November 2014)
Signet Jewelers Limited is the world’s largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Mr. Light started in Signet’s US Division, Sterling Jewelers Inc. as a sales associate 37 years ago. He has progressed through various management positions to his current position, Signet Chief Executive Officer, to which he was appointed in November 2014, holding many titles along the way. These include Sterling Division President, Executive Vice President of Operations, President and Chief Operating Officer, President and Chief Executive Officer, and Signet Chief Operating Officer.

Mr. Light has brought his experience with a company having a business model similar to the Company’s, which is focused on customer loyalty and a high performing field sales group, to assist the Board in its efforts to improve the salon experience and the Company’s operational performance.

	Principal Position	Other Public Company Directorships
Michael J. Merriman	Operating Advisor, Resilience Capital Partners, LLC
Nordson Corporation (since 2008) (Audit Committee Chair)

OMNOVA Solutions Inc. (since 2008) (Presiding Director and Compensation Committee Chair)

Invacare Corporation (since May 2014) (Audit Committee Chair)

Mr. Merriman joined Resilience Capital Partners, LLC, a private equity firm, in 2008. From November 2006 until its sale in November 2007, Mr. Merriman served as Chief Executive Officer of The Lamson & Sessions Co., a publicly held manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes. Prior to joining Lamson & Sessions, Mr. Merriman served as the Senior Vice President and Chief Financial Officer of American Greetings Corporation, a publicly held creator and manufacturer of innovative social expression products, from September 2005 until November 2006. He served as the President and Chief Executive Officer of Royal Appliance Mfg. Co., a publicly held manufacturer and marketer of Dirt Devil vacuum cleaners, from 1995 until April 2004, was its Chief Financial Officer from 1992 to 1995 and served on the board of directors from 1993 to 2004. In addition to his current directorships listed above, Mr. Merriman served as a director of American Greetings Corporation from 2006 until it went private in August 2013 and as a director of RC2 Corporation, a publicly held manufacturer of pre-school toys and infant products, from 2004 until its sale in April 2011.

Mr. Merriman brings to the Board his financial acumen, his significant public accounting experience, his experience as a chief executive officer of other publicly traded companies, his service on boards of directors of other publicly traded companies and his retail experience. Mr. Merriman has significant finance, financial reporting and accounting expertise and was formerly a certified public accountant with Arthur Andersen & Co., which provides the Board with valuable expertise. In addition, the

Board believes that his wide range of management experience at various public companies allows him to provide valuable insight into the Company’s operations as well as its interactions with investors and financial analysts.

	Principal Position	Other Public Company Directorships
M. Ann Rhoades	President, People Ink	-
Ms. Rhoades has served as the President of People Ink, Inc., a human resources consulting firm, since its inception in 1999. From 1999 through 2002, Ms. Rhoades served as JetBlue’s Executive Vice President, People. From 1995-1999, Ms. Rhoades was the Executive Vice President, Team Services for Promus Hotel/DoubleTree Hotels Corporation. From 1989 to 1995, Ms. Rhoades was the Vice President, People for Southwest Airlines. Ms. Rhoades has served as a director of JetBlue Airways (2001-May 2015), Restoration Hardware, Inc. (1999-2001 and 2005-2009), and P.F/Chang’s China Bistro (2003-2012). Ms. Rhoades serves on the boards of the University of New Mexico Alumni Association, New Mexico Appleseed, the New Mexico Health Sciences Center, Safer New Mexico Now, and formerly HireVue, Inc. and Brigham and Women’s Hospital at Harvard Medical School.

The Board has nominated Ms. Rhoades to serve as a director because of her deep experience as a leader and director in a variety of consumer-facing public companies. Her particular expertise in human resources will help us in our mission to make Regis the place where stylists can have successful and satisfying careers, which will drive great guest experiences and in turn, guests for life.

	Principal Position	Other Public Company Directorships
Stephen E. Watson	Retired Executive	Kohl's Corporation (since 2006) (Lead Director and Audit Committee Chair) Chico’s FAS, Inc. (since Nov. 2010)
Mr. Watson was elected a director of Regis in April 2008, and became the Chairman of the Board on January 29, 2013. Mr. Watson brings to the Board nearly 40 years of executive and director experience in the retail industry. From 1973 through 1996, Mr. Watson held various executive officer positions with Dayton Hudson Corporation, including Chairman and Chief Executive Officer of Dayton Hudson Department Stores Co. and President of Dayton Hudson Corporation. From 1997 until his retirement in 2002, Mr. Watson was President and Chief Executive Officer of Gander Mountain Company, a privately held retailer for outdoor sports and recreation activities. In addition to his current directorships listed above, from 1997 through December 2005, Mr. Watson was a director of ShopKo Stores, Inc., an operator of general merchandise stores, and from 2004 through May 2007, Mr. Watson was a director of Smart & Final, Inc., an operator of grocery stores. He also served on the boards of Norwest Bank from 1990 to 1996, Target Corporation from 1991 to 1996, Retek Inc. from November 1999 to 2004 and Eddie Bauer Holdings, Inc. from 2005 to 2009.

Mr. Watson’s experience as the leading senior executive officer of several complex and specialty retail businesses, his experience as a director of other retail-oriented public companies and his broad-based knowledge in the areas of retail operations, corporate finance, accounting, marketing and merchandise procurement, bring significant value to our Board. He also contributes a wealth of knowledge and experience of serving on the boards of several public retail companies where he has also served as an audit and governance committee chair.

	Principal Position	Other Public Company Directorships
David P. Williams	Executive Vice President and Chief Financial Officer, Chemed Corporation	-
Chemed Corporation is a provider, through its subsidiaries, of hospice care and repair and maintenance services, and Mr. Williams has served as its Chief Financial Officer since February 2004. From 1998 until 2004, Mr. Williams was the Senior Vice President and Chief Financial Officer of the Roto-Rooter Group, a leading provider of commercial and residential plumbing and drain cleaning services. Prior to that, Mr. Williams was the Chief Financial Officer of Chemed’s Omnia Group subsidiary, a manufacturer of disposable healthcare products, and prior to that was Senior Vice President and Chief Financial Officer of Omnicare’s Veratex Group, a national distributor of disposable medical, dental and pharmaceutical products. Prior to joining Chemed, Mr. Williams was with Price Waterhouse in their Comprehensive Professional Services Group.

Mr. Williams’ depth of experience in various senior executive roles of public and private companies and his significant accounting and financial expertise enable him to provide meaningful contributions to the oversight of financial and accounting matters at the Company, and qualify him as an audit committee financial expert.

The Board unanimously recommends that you vote FOR the election of each of the director nominees.

CORPORATE GOVERNANCE

The Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our shareholders. As part of our ongoing efforts to constantly improve corporate governance, the Board and management have undertaken a number of initiatives to improve our corporate governance policies and practices over recent years. Below is a summary of the key corporate governance practices in effect at Regis:

Corporate Governance Practices

Corporate Governance Practice	Regis Policy

Board Independence and Leadership	All of our directors, other than our President and Chief Executive Officer, are independent, and we have an independent Chairman of the Board.

Board Refreshment and Shareholder Insight
Seven of our eight current directors joined the Board at or after the 2011 annual meeting of shareholders, and three of them were identified as candidates by, or in coordination with, our shareholders. In addition, we have a new director nominee standing for election at the Annual Meeting.

Management Team Enhancements
All but one of our executive officers have joined our company since 2011, including CEO Daniel Hanrahan, and we have added key talent to our management team in the areas of operations, merchandising, real estate, franchising, human resources, marketing, information management and asset protection.

Annual Election of Directors	All of our directors have one-year terms and stand for election each year.

Majority Voting Standard
In 2013, our Board and shareholders adopted a majority voting standard for the election of directors.  We also amended our Corporate Governance Guidelines to require incumbent directors who do not receive a majority vote to tender their resignation to the Board.

10% Threshold for Special Meetings	Shareholders holding 10% or more of Regis’s outstanding stock have the right to call a special meeting of shareholders.

Related Party Transactions
Our Board has adopted a Related Party Transaction Approval Policy requiring approval of all related party transactions where the amount involved exceeds $10,000 for the fiscal year. We did not have any related party transactions during fiscal 2015.

Director Stock Ownership
Under our Corporate Governance Guidelines, our directors are required to hold all common stock received as part of their compensation for service as a director until he or she ceases to be a member of the board. All of our directors own stock in the Company.

Executive Compensation Best Practices
In 2012, our Compensation Committee retained a new executive compensation consultant and restructured our executive compensation programs. The compensation information included in this Proxy Statement reflects the third year we have operated our revamped compensation program. Our key fiscal 2015 compensation practices and policies are described below in more detail under “Compensation Discussion and Analysis” (the “CD&A”), including:

·                  Focus on performance-based incentives;

·                  Adoption of a “clawback” policy;

·                  Benchmarking of severance benefits and perks;

·                  Elimination of tax gross-ups;

·                  Meaningful stock ownership guidelines for executives;

·                  Prohibition on hedging transactions;

·                  Use of an independent compensation consultant;

·                  Annual risk assessment process;

·                  Annual say-on-pay shareholder vote; and

·                  Prohibition on repricing without shareholder approval.

Shareholder Rights Plan	It is the Board’s intention to not renew the Company’s shareholder rights plan (sometimes called a “poison pill”) when it expires in December 2016.

Shareholders and other interested persons may view our Corporate Governance Guidelines on our website at www.regiscorp.com. This information is also available in printed form free of charge to any shareholder who requests it by writing to our Corporate Secretary at Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of our employees, directors and officers, including our President and Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and other senior financial officers. The Code of Ethics, as applied to our principal financial officers, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of business conduct and ethics” within the meaning of the listing standards of the New York Stock Exchange (“NYSE”). The Code of Ethics is posted on our website at www.regiscorp.com. You may request copies, which will be provided free of charge, by writing to Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439. We intend to promptly disclose future amendments to certain provisions of our Code of Ethics, and any waivers of provisions of the Code of Ethics that are required to be disclosed under the rules of the SEC or under the listing standards of the NYSE, at the same location on our website.

Director Orientation and Continuing Education

Our Nominating and Corporate Governance Committee and the Board oversee the orientation and continuing education of our directors.

Director Independence

With the adoption of our Corporate Governance Guidelines, the Board established independence standards in accordance with the requirements of the NYSE corporate governance rules. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, no director or director nominee may be deemed independent if the director or director nominee has in the past three years:

•	Received (or whose immediate family member has received) more than $120,000 per year in direct compensation from us, other than director or committee fees;

•Been an employee of ours;

•Had an immediate family member who was an executive officer of ours;

•	Been (or whose immediate family member has been) an affiliate or employee of a present or former internal or independent auditor of Regis;

•
Been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee within the past three years has included a present executive officer of Regis; or

•
Is currently an employee or executive officer (or has an immediate family member who is an executive officer) of another company that makes payments to us, or receives payments from us, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director and director nominee, with the exception of Mr. Hanrahan, our President and Chief Executive Officer, is independent. The Board determined that the independence of Mr. Williams, Chief Financial Officer of the parent company of Roto-Rooter, and Mr. Grissen, Group President of Marriott International, Inc. is not impaired by the fact that the Company pays Roto-Rooter and Marriott for plumbing and hotel services. Accordingly, a supermajority of the Board is independent.

Communications with the Board

Shareholders and other interested parties who wish to contact the Board, any individual director or the non-management or independent directors as a group, are welcome to do so by writing to our Corporate Secretary at the following address: Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

Comments or questions regarding our accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating and Corporate Governance Committee.

Executive Sessions of Non-Management and Independent Directors

In order to promote open discussion among non-management directors, the Board has implemented a policy of conducting executive sessions of non-management directors in connection with each regularly scheduled Board meeting. Shareholders may communicate with the non-management directors as a group by following the procedures described above under “Communications with the Board.”

The independent Chairman of the Board presides over executive sessions of the independent and non-management directors. Shareholders may communicate with the presiding director or the independent and non-management directors as a group by following the procedures described above under “Communications with the Board.”

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition of these committees at fiscal year-end is set forth below.

 __________________________________
C denotes Chair
* denotes Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee qualify as independent directors as defined under the NYSE corporate governance rules.

The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee may be viewed on our website at www.regiscorp.com under “Corporate Governance” on the “Investor Information” page. The charters are also available in printed form free of charge to any shareholder who requests them by writing to our Secretary at 7201 Metro Boulevard, Edina, Minnesota 55439. The charters include information regarding the committees’ composition, purpose and responsibilities.

Audit Committee

The Audit Committee assists the Board in discharging its oversight responsibility to the shareholders and investment community regarding: (i) the integrity of our financial statements and financial reporting processes; (ii) our internal accounting systems and financial and operational controls; (iii) our audit, accounting and financial reporting processes; (iv) the engagement, qualifications and independence of the independent auditor; (v) the performance of our internal audit activities; and (vi) compliance with our ethics programs, including the Code of Ethics, our whistle-blower policy and legal and regulatory requirements.

In carrying out these duties, the Audit Committee maintains free and open communication between the Board, the independent auditor and our management. The Audit Committee meets with management and the independent auditor at least quarterly, generally prior to our earnings releases to discuss the results of the independent auditor’s quarterly reviews and fiscal year-end audit.

The Board has determined that all members of the Audit Committee meet the NYSE definitions of independence and financial literacy for Audit Committee members. In addition, the Board has determined that David Williams, who is an independent director, is an audit committee financial expert for purposes of the SEC rules and possesses accounting or related financial management expertise required by the NYSE. Members serving on the Audit Committee do not currently serve on the audit committees of more than three public companies.

Compensation Committee

The primary responsibilities of the Compensation Committee are (i) to determine and approve, or make recommendations to the Board with respect to, the compensation and benefits packages of the executive officers; and (ii) to consider and recommend incentive compensation and equity-based plans. Additional information about the responsibilities of the Compensation Committee is provided below under “Executive Compensation—Compensation Discussion and Analysis.” The Board has determined that all members of the Compensation Committee also meet the NYSE definition of independence applicable to Compensation Committee members.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee discharges the Board’s responsibilities related to general corporate governance, including Board organization and membership and evaluation. It monitors Board education and orientation of new directors, and manages the annual CEO evaluation. In addition, the Nominating and Corporate Governance Committee assists the Board in the development of and compliance with the Company’s Corporate Governance Guidelines. It also reviews and resolves any director conflicts of interest and presents qualified individuals for election to the Board. Finally, this committee oversees the evaluation of the performance of the Board and each standing committee of the Board. For further information regarding our director nomination process, see “Director Nomination Process” below.

Board’s Role in Risk Oversight

One of the key responsibilities of the Board is to develop a strategic direction for the Company and provide management oversight for the execution of that strategy. The Board regularly reviews information regarding our financial, strategic and operational issues, as well as the risks associated with each. While the Board has overall responsibility for risk management, each of the Board committees has supporting responsibility for risk management and makes periodic updates to the full Board. Their specific areas of responsibility are:

•
The Audit Committee discusses and approves policies with respect to risk assessment and risk management.  Throughout the year, its agendas include discussions of the Company’s enterprise risk management program and top risks. The Audit Committee oversees the management of financial risks and monitors management’s responsibility to identify, assess and manage risks.

•	The Compensation Committee is responsible for overseeing our executive compensation programs and reviewing risks relating to our overall compensation plans and arrangements.

•
The Nominating and Corporate Governance Committee manages risks associated with potential conflicts of interest pursuant to our Code of Ethics and reviews governance and compliance issues with a view to managing associated risks.

While each committee is responsible for regularly reviewing, evaluating and overseeing the management of such risks, the Board is regularly informed through committee reports about such risks. In addition, the Board and the committees receive regular reports from our Chief Financial Officer, General Counsel, Executive and Senior Vice Presidents and other Company officers and personnel with roles in managing risks. The Compensation Committee is also advised by its compensation consultant, Towers Watson, which annually reviews the risk relating to the Company's compensation practices. However, our General Counsel and head of Internal Audit are the primary personnel responsible to the Audit Committee and, when appropriate, the Board in the planning, assessment and reporting of our risk profile.

Board Leadership

Since fiscal 2012, our board leadership structure has had separate positions for the Chief Executive Officer and Chairman of the Board. Daniel Hanrahan is currently the Chief Executive Officer of the Company and Stephen Watson is currently the independent Chairman of the Board. The Board believes that having an independent Chairman is an appropriate governance practice to ensure independent Board leadership and is an appropriate leadership structure for our company at this time.

Board Meetings and Attendance

The Board held five meetings during the fiscal year ended June 30, 2015. Each of the then-serving directors attended, in person or by teleconference, at least 75% of the meetings of both the Board and Board committees on which he served. Our Board does not have a formal policy relating to Board member attendance at annual meetings of shareholders; however, our directors are encouraged to attend the meeting each year. At the 2015 annual meeting of shareholders, all of the directors attended.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for screening and recommending director candidates to the full Board for nomination. The Nominating and Corporate Governance Committee will consider nominations received from our shareholders, provided that proposed candidates meet the requisite director qualification standards discussed below. When appropriate, the Committee will also engage an independent third-party search firm. The Committee will then evaluate the resumes of any qualified candidates recommended by shareholders and search firms, as well as by members of the Board. Most recently, the Board discussed the experience and qualifications needed on the Board, and asked Birch Run, our largest shareholder, to assist the Nominating and Corporate Governance Committee in identifying candidates with experience in those areas. This process resulted in the recommendation of Ms. Rhoades, with whom neither the Company nor Birch Run had a prior relationship, as a director nominee.

Generally, in order to be considered for nomination, a candidate must have:

•	High professional and personal ethics and values;

•	A strong record of significant leadership and meaningful accomplishments in his or her field;

•	Broad experience;

•	The ability to think strategically;

•	Sufficient time to carry out the duties of Board membership; and

•	A commitment to enhancing shareholder value and representing the interests of all shareholders.

Candidates are evaluated based on these qualification standards and the current needs of the Board, with due consideration of the requirement of our Corporate Governance Guidelines and NYSE and SEC regulations that at least a majority of the board consist of independent directors. In addition, when considering nominees to the Board and in evaluating the composition of the Board as a whole, the Nominating and Corporate Governance Committee considers the value of diversity. Although we do not have a specific policy on diversity, the Nominating and Corporate Governance Committee considers diversity of gender, race, national origin and executive or professional experience, including skills such as an understanding of the retail industry, the hair-care market, finance, accounting, marketing, technology and international experience, when considering nominees. The Company believes that the principal qualification of a prospective director is the ability to act effectively on behalf of all shareholders.

All shareholder nominations must be accompanied by a candidate resume which addresses the extent to which the nominee meets the director qualification standards. Nominations will be considered only if we are currently seeking to fill an open director position. All nominations by shareholders should be sent to the Chairperson of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the basic objectives, principles, decisions and rationale underlying our compensation policies as well as the material elements of the compensation of our executive officers identified below (the “Named Executive Officers” or “NEOs”) for fiscal 2015:

Name	Title	Period of Employment
Daniel J. Hanrahan	President and Chief Executive Officer ("CEO")	August 2012 — present
Steven M. Spiegel	Executive Vice President and Chief Financial Officer	December 2012 — present
Eric A. Bakken	Executive Vice President, Chief Administrative Officer, Corporate Secretary and General Counsel	January 1994 — present
Jim B. Lain	Executive Vice President and Chief Operating Officer	November 2013 — present
Heather L. Passe	Senior Vice President, Chief Marketing Officer	July 2012 — present

This CD&A is organized into the following sections and should be read in conjunction with the detailed compensation tables beginning on page 26.

Pages

Section 1: Executive summary. Provides an overview of our Company, prior context to our compensation program, and a summary of 2015 business performance and compensation outcomes.	13-14

Section 2: How we design executive pay. Outlines our compensation philosophy, development and uses of the peer group and the roles of the Compensation Committee, compensation consultant and executive officers in the setting of the program.
15-17

Section 3: Elements of the executive compensation program in Fiscal 2015. Details each element in our program this year, including applicable performance metrics.	17-22

Section 4: Governance policies and additional compensation-related items. Discusses the policies that support our compensation philosophy, including stock ownership guidelines and post-employment compensation policies, among other topics.
23-24

Section 1: Executive Summary

Our Company and Prior-Year Compensation

Regis Corporation owns, franchises and operates beauty salons under trade names including SmartStyle, Supercuts, MasterCuts, Regis Salons and Cost Cutters. At June 30, 2015, we owned, franchised or held ownership interests in 9,556 salon locations, primarily in the U.S., Canada, Puerto Rico and the United Kingdom.

We strongly believe in aligning executive compensation with shareholder interests. Therefore, we have an executive compensation program that is significantly performance-based. Our CEO, Dan Hanrahan, has approximately 80% of his annual compensation tied to performance, with over 50% denominated as equity, to foster ownership and shareholder alignment.

æ
Equity Breakdown:

40% Performance Stock Units (PSUs)	40% Stock Appreciation Rights (SARs)	20% Restricted Stock Units

Under Mr. Hanrahan's leadership, we have implemented significant, multi-year, foundational initiatives to drive a business turnaround, including restructuring of our field operations, introducing a new point-of-sale system in our salons, and recruiting an almost entirely new executive management team. These investments are critical to creating long-term shareholder value; however, the near-term impacts reduced financial performance, which we believe has constrained our total shareholder return in recent years. In keeping with our pay-for-performance orientation, NEO compensation in fiscal years 2013 and 2014 was below target, while realized compensation increased in fiscal year 2015 based on improved performance on metrics that drive shareholder value. Specifically, in fiscal 2015, the Compensation Committee incentivized management to drive increases in cash flow per share, as the Committee believes that over time this will translate into increased shareholder value.

In addition, in recognition of the competitive market for chief executive talent in certain industries where Mr. Hanrahan is particularly qualified, and to increase the performance and retention incentives for Mr. Hanrahan during this critical phase of our turnaround, the Committee approved certain supplemental equity awards to Mr. Hanrahan, our CEO, in January 2015. The Committee designed these awards to both incentivize Mr. Hanrahan to remain at Regis through the five-year period of the awards and to provide successively greater realized compensation to Mr. Hanrahan for future stock price appreciation, further aligning his interests with our shareholders. These awards were:

•	RSUs valued at $3 million, all of which cliff vest on the fifth anniversary of the date of grant; and

•	SARs valued at $2 million, all of which cliff vest on the fifth anniversary of the date of grant and have a seven year term. The SARs are divided equally into five tranches, as follows:

SARs (#)	Strike Price ($)	Premium Above the Stock Price on Date of Grant (%)
60,537	17.02	—%
65,755	18.72	10%
71,828	20.59	21%
78,864	22.64	33%
86,986	24.85	46%

The execution of our turnaround, the foundational improvements to the organizational structure and customer experience, and our effective governance practices produce an executive compensation program that is:

•	Aligned with shareholders

•	Sensitive to financial performance; and

•	Variable, with an emphasis on equity and stock ownership.

Section 2: How We Design Executive Pay

Shareholder Engagement

The Compensation Committee, the Board and executive leadership are committed to considering the perspectives of our shareholders on all aspects of our business, including executive compensation. In the past three years, the Compensation Committee conducted a thorough review of our executive compensation programs and made many changes to demonstrate our commitment to incorporating shareholder feedback, updating our executive compensation programs to ensure that they meet our evolving business strategy, and directly aligning pay with performance as well as the market.

During that time, we have had ongoing dialogue with a number of our major shareholders about aligning our compensation programs with shareholder interests. The themes from those conversations were:

•	An emphasis on pay for performance;

•	A significant portion of compensation tied to shareholder value creation over the long term;

•	Meaningful stock ownership levels to align executives and shareholders;

•	A commitment to our strategic initiatives to execute our business transformation (e.g., asset protection, leadership development, and technical training);

•	The importance of retaining our new leadership team to execute through the turnaround; and

•	Our uses of capital and capital allocation policy to ensure the highest return to shareholders.

We believe that our compensation practices have been supported by our shareholders, as evidenced by the results of our annual say-on-pay votes in 2013 and 2014, which were approved by 97% and 99%, respectively, of the votes cast on the proposals.  Our Compensation Committee and Board viewed these votes as an endorsement of the new direction of our executive compensation programs and policies, and we remain committed to that direction.

In addition, Daniel Beltzman of Birch Run Capital, our largest shareholder, is a member of our Compensation Committee. His perspective as a major shareholder is therefore always a part of the Committee’s decision-making.

Our Compensation Committee and Board remain committed to engaging with our shareholders to discuss our executive compensation programs, seeking shareholder input and improving the ability of our compensation programs to motivate our executives to drive long-term shareholder returns.

Compensation Philosophy

The Compensation Committee (also called the "Committee" in this CD&A), has adopted a compensation philosophy that centers on the following guiding principles:

•	Generally target total direct compensation at the market median, with the following considerations:

•
Achieving our desired competitive position will occur over time and will consider not only the total program value, but also the reward vehicles that are used (i.e., performance-based incentives versus fixed benefits).

•
Moving toward the market median will consider our size and performance relative to peers (noted below) to ensure that targeted compensation is appropriately calibrated and that realizable compensation is consistent with absolute and relative performance.

•
Align with shareholder interests by designing a compensation portfolio that pays for performance in sales and increases in cash flow per share, as we believe increasing cash flow per share is a leading indicator for eventual stock price appreciation. Specifically, for fiscal 2015, the Committee incentivized management to drive increases in cash flow per share through:

•	Annual incentives focused on (i) adjusted EBITDA less CAPEX, as defined, over outstanding shares and (ii) same-store sales.

•
Long-term incentives are made up of three components (40% performance share units, 40% stock appreciation rights, and 20% restricted stock units), a combination that incentivizes stock ownership, aligns management and shareholders and minimizes the use of strictly time-based awards to emphasize performance.

•	Maintain a minimal value of benefits and perquisites to support the desired performance-orientation of the compensation program and align with market practices.

The Committee also recognizes the need to remain flexible to address particular circumstances as they arise so that we can remain competitive in retaining talent and incentivize executives to achieve our current strategic objectives.

Review of External Market Data

In setting executive compensation for fiscal 2015 that aligned with our compensation philosophy, the Committee considered the practices in the external market. The market was defined by the Committee to be:

•	A peer group consisting of 18 companies; and

•	Other relevant broad retail industry data.

The Committee first selected the 18 companies below as our peer group (the “Peer Group”) in fiscal 2013, based on the following criteria:

•	Companies in similar industries, particularly those operating in specialty retail with a high service emphasis and with franchise operations; and

•
Companies with comparable annual revenues at that time, generally at one-half to two and one-half times Regis’ revenues, such that Regis’ revenues, gross profit and number of employees were above the median of the peer group in each of those areas.

In fiscal 2014 and 2015, the Committee determined to use the same Peer Group, finding that these companies continued to serve as a reasonable comparison to the Company.

Advance Auto Parts, Inc.	Fossil Group, Inc.*	Penn National Gaming, Inc.
Boyd Gaming Corp.	Fred’s, Inc.	Revlon, Inc.
Brinker International, Inc.	Keurig Green Mountain, Inc.	Sally Beauty Holdings, Inc.
Outerwall, Inc.	H&R Block, Inc.	Service Corporation International
Cracker Barrel Old Country Store	Jack in the Box, Inc.	The Cheesecake Factory, Inc.
DineEquity, Inc.	Panera Bread Co.	Ulta Salon, Cosmetics & Fragrance, Inc.
 *Note that Fossil Group, Inc. is excluded for purposes of benchmarking Chief Executive Officer compensation because its chief executive officer does not receive any annual compensation.

The Peer Group data served as the primary comparison for the Chief Executive Officer and Chief Financial Officer positions, and the data from other survey sources were the primary comparison for the other executive officer positions as aligning comparable job titles for the broader group is difficult to do among the more limited data available from the Peer Group. The broader retail market data were from multiple survey sources including Towers Watson Compensation DataBank-Retail Industry; Towers Watson Compensation Survey Report-Retail Industry; Mercer Retail Industry Survey; and the Hay Group Retail Executive Survey. Data from these broader sources were adjusted to Regis’ revenue size.

Role of the Compensation Committee

The Committee is charged with developing and administering the base salary, annual and long-term incentive, and benefit programs for our executive officers. Our annual incentive program is typically referred to as our “bonus” program and it is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. In developing our compensation programs, a basic objective for the Committee was that the total compensation awarded to the NEOs be fair, reasonable and competitive in relation to the median compensation for similar positions within our Peer Group, as identified above, as well as in the broader retail market. This objective is consistent with our executive pay philosophy.

The primary purpose of the Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers. Accordingly, the primary duties and responsibilities of the Committee are:

•	to determine and approve, or make recommendations to the Board with respect to, the compensation of all executive officers; and

•	to consider and recommend the structure of, and changes to, our incentive compensation, equity-based plans and benefit programs.

Role of Executive Officers in Compensation Decisions

The Committee believes that in order for our executive compensation programs to be effective, management must have an opportunity to provide input. Committee meetings during fiscal 2015 were regularly attended by our Chief Executive Officer; Executive Vice President, Chief Administrative Officer, Corporate Secretary and General Counsel; Senior Vice President, Chief Human Resources Officer; and other executives as needed. In particular, our Chief Executive Officer has an opportunity to present materials and discuss management’s views regarding compensation issues. Our Chief Executive Officer furnishes his input to the Committee on the compensation of the Company’s executive officers, including the other NEOs, and he may be present during deliberations and voting on the other executives’ compensation. However, our Chief Executive Officer may not be present during deliberations and voting regarding his own compensation or during other executive sessions of the Committee.

Role of the Independent Compensation Consultant

The Committee has engaged Towers Watson as an independent consulting firm to provide executive compensation consulting services to the Committee. The Committee has assessed Towers Watson’s independence pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Towers Watson from independently representing the Committee.

In advising the Committee, Towers Watson prepares competitive pay analyses regarding both the Peer Group and the broader retail market for the elements of annual compensation, and provides information on the performance of our business compared to the Peer Group. Based on these analyses, Towers Watson advised the Committee on the level and design of the annual compensation programs for our executive officers. The Chairperson of the Committee worked directly with Towers Watson to determine the scope of the work needed to assist the Committee in its decision-making processes. Towers Watson worked with management, at the direction of the Committee, to fully understand the future business direction and the historical, current and desired future direction of our pay policies and practices, as well as to facilitate the development of our compensation strategies, including the approach to determining compensation levels.

Section 3: Elements of the Executive Compensation Program in Fiscal 2015

Total Direct Compensation for Fiscal 2015

While the Committee has established overall compensation and benefits programs for our NEOs that are intended to work in accordance with our stated philosophy, individual elements of our compensation packages are designed for different purposes within that philosophy. For fiscal 2015, as in 2013 and 2014, the elements of compensation for our NEOs were:

Element	Description	Why we include this component
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent
Annual Non-Equity Cash Incentive ("Bonus")	Short-term variable cash compensation, based on corporate performance against annually established metrics	Motivate executives to meet and exceed objectives in consideration of our annual strategic plan
Long-Term Incentive Compensation	Long-term variable equity compensation, including performance units, stock appreciation rights and restricted stock units	Provide market-competitive equity-based compensation opportunities, enhancing executive retention while aligning interests of executives and shareholders

Target Compensation Mix for Fiscal 2015

The Committee established the mix of base salary and incentive compensation by referencing market practices for total direct compensation and for each element, subject to adjustments in the Committee’s discretion based on company-wide and individual performance factors. In developing the total direct compensation package for an NEO, the Committee considered the internal relationship of pay across all executive positions. To tie compensation to performance, the Committee structured annual non-equity incentive compensation and the performance-based element of long-term incentive compensation in a manner that provided the opportunity to earn above market compensation for results above target, and below market compensation when the target is not achieved. Target total direct compensation for the NEOs was generally flat for fiscal 2015 compared to fiscal 2014.

Base Salary Decisions for Fiscal 2015

In connection with Towers Watson’s review of our executive compensation in fiscal 2015, base salaries remained flat with fiscal 2014 base salaries. The base salaries paid in fiscal 2015 to each of our NEOs are shown under the “Salary” column of the Summary Compensation Table.

Annual Incentive Decisions for Fiscal 2015

Annual non-equity incentive compensation (“AIC”) for our NEOs is determined each year under our Short Term Incentive Plan (the “Short Term Plan”). The AIC compensation earned by our NEOs for fiscal 2015 is reported under the Non-Equity Incentive Plan column of the Summary Compensation Table. AIC amounts are governed by the Short Term Plan and the AIC performance criteria and payout levels are set each year by the Committee, in accordance with the terms of the Short Term Plan. The target AIC compensation amounts are a percentage of base salary, as follows:

Target AIC (as a Percentage of Salary)
Daniel J. Hanrahan	125%
Steven M. Spiegel	50%
Eric A. Bakken	50%
Jim B. Lain	50%
Heather L. Passe	50%

Each year, the Committee evaluates our annual strategic plan to determine if the financial metrics are appropriate to measure achievement of our objectives and to motivate executives, and sets corresponding financial metrics to be included in the AIC awards. For fiscal 2015, the Committee established the following metrics:

Performance Measure	Weighting	Performance Goal		Award Multiplier
1. (Adjusted EBITDA - CAPEX) divided by Fully Diluted Outstanding Shares	70%	Maximum	$0.972	200%
		Target	$0.618	100%
		Threshold	$0.442	50%

2. Same Store Sales (SSS) Percentage Change	30%	Maximum	1.5%	200%
		Target	0.0%	100%
		Threshold	-1.0%	50%

The Committee chose these metrics to reflect several priorities. In fiscal 2013 and fiscal 2014, adjusted EBITDA and same-store-sales improvement year-over-year served as the performance metrics. These metrics focused management on top line revenue, operations and cash generation, as needed to begin our turnaround. In fiscal 2015, the Committee adjusted these metrics to further align management with shareholders by adding CAPEX and outstanding shares measures. These adjustments also incentivized management to scrutinize capital expenditures year over year and return excess capital to our shareholders, in line with our capital allocation policy. Payouts for achievement of levels between threshold and target or target and maximum were structured so that there would be a somewhat flatter slope until attainment of about 130% of target, and then steeper thereafter to reward very strong performance.

Actual results for fiscal 2015 were:

Performance Measure	Weighting	FY2015 Performance	Award Multiplier
1. (Adjusted EBITDA - CAPEX) divided by Fully Diluted Outstanding Shares	70%	$0.977	165.27%

2. Same Store Sales (SSS) Percentage Change	30%	-0.3%

In setting the metrics for fiscal 2015, the Committee defined Adjusted EBITDA as net income(loss) excluding interest expense, income taxes, depreciation and amortization, adjusted to exclude equity in income(loss) of affiliated companies, discontinued operations and identified discrete items impacting comparability for each respective period (i.e.,  expenses, charges, or favorable or unfavorable impacts of extraordinary, unusual, infrequent or non-recurring items and other similar items). The Committee defined CAPEX as the purchase of tangible fixed assets held for use in the operation of the business, classified as property and equipment, including the impact of unpaid capital expenditures at the beginning and end of the fiscal year. In applying these definitions at the end of the performance period, the discrete items included in Adjusted EBITDA were: self-insurance reserve adjustments, expense associated with legal cases, and deferred compensation adjustments, all of which are reflected in our reported Adjusted EBITDA results, as well as restructuring costs in the current year that provide for economic benefit in future years, employee-related accruals relating to prior years, and a one-time refund of sales taxes, all of which also constituted unusual or non-recurring items. In addition, the Committee determined to calculate CAPEX net of funds received from landlords for capital expenditures and from sales of property to franchisees (to the extent of our net carrying value in such property).

Long-Term Incentive Decisions for Fiscal 2015

The Committee considers equity-based long-term incentive compensation (“LTI”) to be critical to the alignment of executive compensation with the creation of shareholder value. The Company’s annual LTI awards include a targeted mix of long-term incentive vehicles as follows:

40% Performance Stock Units (PSUs)	40% Stock Appreciation Rights (SARs)	20% Restricted Stock Units

Our long-term equity incentive compensation awards are granted pursuant to our Long-Term Plan. For our equity awards, the grant date for the awards is the date the grant becomes effective. The exercise price of any stock option or stock appreciation right grant is the closing price of a share of our common stock on the grant date. The terms of these awards are described in more detail below in the narrative accompanying the Grants of Plan-Based Awards in 2015 table. From time to time, the Committee may also make grants under other special circumstances, such as recruiting new executive talent, upon the promotion of an executive, and to retain key individuals.

LTI awards to our NEOs for fiscal 2015 were as follows:

	40% Performance Units (#)	40% SARs (#)	20% Restricted Stock Units (#)	Total Value (at Target) ($)
Daniel J. Hanrahan	59,563	134,529	29,781	2,250,000
Steven M. Spiegel	10,589	23,916	5,294	400,000
Eric A. Bakken	10,589	23,916	5,294	400,000
Jim B. Lain	9,265	20,926	4,632	350,000
Heather L. Passe	10,589	23,916	5,294	400,000

The performance units are earned using the same performance measures, targets and weightings described in the AIC section, with possible payouts ranging from 50% to 200% of the number of performance units. If the performance units are earned, those units are subject to two additional years of time-based vesting. The Committee chose to use the same performance measures and a one-year performance period because our ongoing turnaround limits the Committee's visibility into longer performance periods, making it difficult to set appropriately challenging longer-term goals. However, the additional two years of time-based vesting promotes retention past the performance period and encourages continued financial improvement.

Based on the actual fiscal 2015 results, as discussed above, the 2015 AIC performance goals established by the Committee were met above the target. Therefore, the NEOs earned the granted performance units at a multipler of 165.27%, as set forth in the table below. These units will cliff vest on August 29, 2017.

Fiscal 2015 Performance Units (#)
Daniel J. Hanrahan	98,440
Steven M. Spiegel	17,500
Eric A. Bakken	17,500
Jim B. Lain	15,312
Heather L. Passe	17,500

Special Awards to Mr. Hanrahan in January 2015

In recognition of the competitive market for chief executive talent in certain industries where Mr. Hanrahan is particularly qualified, the Committee approved certain supplemental equity awards to Mr. Hanrahan, our CEO, in January 2015, along with certain amendments to his employment agreement (discussed below under 'Post-Employment Compensation'). This decision was the culmination of a review of Mr. Hanrahan’s compensation against certain market data, and took into consideration various factors, including the leadership Mr. Hanrahan has shown in effecting the turnaround of our business and the Board’s desire to ensure that Mr. Hanrahan remains incentivized to stay with the Company and continue the initiatives that are underway. The Committee worked with its independent compensation consultant, Towers Watson, to design awards to address these considerations. As a result of this process, the Committee granted the following awards to Mr. Hanrahan:

•	RSUs valued at $3 million, all of which cliff vest on the fifth anniversary of the date of grant; and

•	SARs valued at $2 million, all of which cliff vest on the fifth anniversary of the date of grant and have a seven year term. The SARs are divided equally into five tranches, as follows:

SARs (#)	Strike Price ($)	Premium Above the Stock Price on Date of Grant (%)
60,537	17.02	—%
65,755	18.72	10%
71,828	20.59	21%
78,864	22.64	33%
86,986	24.85	46%

The provisions in the equity awards provide for accelerated vesting of the awards upon termination of Mr. Hanrahan’s employment due to death or disability, without cause, for good reason, and in connection with a change in control, and are otherwise subject to the terms of our Long Term Plan.

In short, the Committee designed these awards to both incentivize Mr. Hanrahan to remain at Regis through the five-year period of the awards and to provide successively greater realized compensation to Mr. Hanrahan for future stock price appreciation, further aligning his interests with our shareholders.

Special Retention Restricted Stock Unit Grants in August 2014

In fiscal 2014, the NEOs did not earn the performance unit portion of the long-term incentive awards due to financial performance that was below the thresholds set at the beginning of fiscal 2014. The CEO requested, and the Committee determined, to grant special discretionary retention RSUs to the NEOs, other than the CEO, in August 2014 in order to recognize the important work the executive team accomplished in the effort to reorganize the Company and to lay the groundwork that we believe will lead to long-term strategic success, and to retain and incentivize them to continue their work toward these objectives. The special retention RSUs will cliff vest at the end of a three-year period if the NEO remains employed, thereby demonstrating the Committee’s expectation that the executives remain with the Company to recognize value from the grants if the foundational initiatives undertaken are successful. Other than the three-year cliff vesting, the RSU have the same terms, including treatment upon termination, as the RSUs granted as part of our annual long-term incentives.

The value of the special retention RSUs is equal to approximately 50% of the target level of the performance unit portion of the fiscal 2014 long-term incentive award. Awards of restricted stock units equal to that value were made based on the fair market value on August 28, 2014.  Accordingly, the values and number of shares of the restricted stock units for each NEO is:

	RSU ($)	RSU (#)
Daniel J. Hanrahan	—	—
Steven M. Spiegel	80,000	5,294
Eric A. Bakken	80,000	5,294
Jim B. Lain	60,000	3,970
Heather L. Passe	80,000	5,294

These RSUs were awarded in recognition of fiscal 2014 performance, but because the actual award timing occurred in fiscal 2015, these awards are reported in the "Stock Awards" column for fiscal 2015 in the Summary Compensation Table.

Benefits

Consistent with our current compensation philosophy, we provide minimal benefits and these benefits align with the market median and with current market practices. The benefits we provided our NEOs in fiscal 2015 are summarized in the footnotes to the Summary Compensation Table or are otherwise reported in the accompanying tables, including footnotes. Current benefits for our NEOs include core benefits available to all full-time employees (e.g., coverage for medical, dental, prescription drugs, basic life insurance, and long-term disability coverage).

Prior to fiscal 2013, we also provided certain supplemental retirement benefits, additional life insurance benefits and certain gross-up payments. Where applicable, these benefits are described below under “Summary of Executive Agreements.” These benefits were eliminated or frozen prior to fiscal 2013, and continue to be provided only in the case of certain grandfathered agreements, as described below. Related to this, in fiscal 2012, the Committee determined to discontinue but grandfather existing arrangements under the Company’s executive life insurance program, which provides employer-paid whole life premium payments for a select group of senior executives, up to a total of ten payments. In arriving at the decision to grandfather existing arrangements, the Committee considered the importance of this benefit as a retirement vehicle and the potential dissatisfaction that could result from eliminating the benefit.

Section 3: Governance Policies and Additional Compensation-Related Items

Compensation Practice	Regis Policy

Independent Compensation Committee	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the NYSE, including the higher standards applicable to Compensation Committee members.

Clawback Policy	We have adopted a “clawback” policy that permits us to recover certain cash incentive payments from executive officers whose misconduct or negligence resulted in a significant financial restatement.

Clawback of Sign-On Bonuses	The cash sign-on bonuses to the NEOs who were hired during fiscal 2014 must be repaid in full if they leave the Company within three years of hire.

Severance Benefits and Perks	We have benchmarked and implemented market severance terms (generally, base salary plus bonus, or two times base plus bonus after a change in control), while retaining our “double trigger” structure.

No Tax Gross-Ups	We do not provide tax gross-ups on perquisites or “golden parachute” payments.

Frozen Supplemental Retirement Benefit Plan	We previously froze the benefits under our supplemental retirement benefit plan as of June 30, 2012, as well as certain executive life insurance benefits.

Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our executives, discussed in more detail below.

Hedging of Company Stock	Our insider trading policy prohibits our employees, officers and directors from engaging in transactions that “hedge” their investments in our stock.

Pledging of Company Stock
Our insider trading policy prohibits our employees, officers and directors from holding our stock in a margin account or pledging it as collateral for a loan, except in the limited circumstance that an individual has demonstrated financial capacity to repay the loan without resort to the pledged securities and obtains General Counsel approval.

Independent Compensation Consultant	Our independent Compensation Committee has retained Towers Watson & Co. to advise and report directly to the Committee.

Annual Risk Assessment	We conduct an annual risk assessment of our compensation programs, which is led by Towers Watson.

Annual Say-on-Pay Vote	We offer our shareholders the opportunity to cast an advisory vote on our executive compensation every year. Last year, 99% of votes cast were in support of our compensation arrangements.

No Repricing or Exchange of Underwater Options/SARs	Our plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without shareholder approval.

Stock Ownership by Named Executive Officers

The Board believes that each of our officers who has reached the level of Senior Vice President or above should be a shareholder and should have a significant financial stake in the Company. Accordingly, the Committee adopted stock ownership requirements, which are reflected in our Corporate Governance Guidelines, requiring each officer to hold Regis common stock having a fair market value equal to a multiple of their base salary, as set forth below:

•	Chief Executive Officer—3x annual base salary

•	Executive Vice President—2x annual base salary

•	Senior Vice President—1x annual base salary

The current stock ownership requirements were established in April 2013. The guidelines require officers to retain at least 75% of the shares received from equity compensation awards, net of shares withheld or tendered to satisfy withholding taxes, until the stock ownership requirement is satisfied. All shares beneficially owned by an officer are included in the calculation, except that shares subject to performance-based vesting conditions and shares subject to unexercised stock options and SARs are not included. For purposes of the stock ownership calculation, the shares are valued at the greater of (i) the average closing price of a share of the Company’s common stock during the most recent fiscal year and (ii) the closing price on the last day of the most recent fiscal year.

The table below sets forth the current stock ownership as of July 1, 2015 for each NEO:

	Stock Ownership Guideline	Current Ownership Level
Daniel J. Hanrahan	3x	8x
Steven M. Spiegel	2x	1.8x
Eric A. Bakken	2x	2.3x
Jim B. Lain	2x	1.9x
Heather Passe	1x	0.8x

The Committee is responsible for measuring and monitoring compliance with these guidelines.

Post-Employment Compensation

Pursuant to their employment agreements, all of our NEOs are entitled to certain compensation and other benefits if their employment terminates due to certain articulated reasons (including in connection with a change in control), as described below under “Summary of Executive Agreements.” The employment agreements with our NEOs contain covenants not to compete or solicit, as well as confidentiality provisions, that the Committee considers especially valuable in the event of an executive’s termination of employment. They provide for payment of post-termination payments in installments over time, and the payments are conditioned upon signing and not rescinding a release of claims and continuing compliance with the restrictive covenants in the employment agreement. In addition, the severance payments will be offset by any compensation the executive officer receives from other employment during the severance period.

The Committee and the Board recognize the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with any rumored or actual change in control of the Company. Accordingly, the Committee and Board have structured change in control provisions to incentivize executives to remain employed while a transaction is under consideration or pending, and not to favor one transaction structure over another merely because of the impact on the executive’s compensation. These provisions are discussed in the section captioned “Summary of Executive Agreements.”

In addition, in January 2015 the Committee approved an amendment to Mr. Hanrahan's employment agreement that increases the severance he would receive if he is terminated without cause or resigns for good reason, other than in connection with a change in control, from one times his base salary to two times his base salary. The severance calculation also includes the bonus he would have earned for the year had he remained employed, as provided in his original employment agreement. These amendments were made in conjunction with supplemental equity grants, which are discussed above under "Special Awards to Mr. Hanrahan in January 2015,'" both of which were designed to address the Board's desire to ensure that Mr. Hanrahan remains incentivized to remain with our Company through our turnaround.

Deductibility of Executive Compensation

Code Section 162(m) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to a company’s chief executive officer or any of its three other most highly compensated executive officers (other than its chief financial officer) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareholders). The Committee’s policy is to design compensation programs that further the best interests of the Company and our shareholders and that preserve the tax deductibility of compensation expenses. Non-equity incentive compensation paid to executive officers under the Short Term Plan and stock options, SARs and performance share units awarded under the Long Term Plan are designed to qualify as performance-based compensation. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in our best interests but which may not qualify for tax deductibility under Section 162(m). In this regard, the Committee recognizes that if the amount of base salary and any other compensation that is not determined to be performance-based under Section 162(m), such as time-vested restricted stock, guaranteed bonuses for new executives, discretionary bonus payouts or bonus payouts that are adjusted to exclude certain items that would have negatively impacted the bonus calculation, for any of our executive officers exceeds $1 million, any amounts over $1 million will not be deductible for federal income tax purposes.  The amount of any non-deductible compensation has not had a material impact on our consolidated tax position.

As required under the tax rules, we must obtain shareholder approval of the material terms of the performance goals for qualifying performance-based compensation every five years. We last received shareholder approval of the Short Term Plan in 2014, and shareholders approved an extension of the term of the Long Term Plan in 2013.

Regulatory Considerations

The Committee considered (i) the impact of the $1 million limit on the deductibility of non-performance based compensation imposed by Code Section 162(m), (ii) the accounting treatment of various types of equity-based compensation under Accounting Standards Codification (ASC) Topic 718, and (iii) the non-deductibility of excess parachute tax payments under Code Section 280G (and the related excise tax imposed on covered employees under Code Section 4999 as described above under “Gross-Up Payments”) in its design of executive compensation programs. In addition, the Committee considered other tax and accounting provisions in developing the compensation programs for our NEOs. These included the special rules applicable to non-qualified deferred compensation arrangements under Code Section 409A, as well as the overall income tax rules applicable to various forms of compensation. While the Committee strove to compensate our NEOs in a manner that produced favorable tax and accounting treatment, its main objective was to develop fair and equitable compensation arrangements that appropriately motivate, reward and retain those executives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the management of the Company. Based on its review and related discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Michael J. Merriman, Chairman Daniel G. Beltzman Mark S. Light Stephen E. Watson Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

The following table shows, for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers of Regis in fiscal year 2015 (together referred to as the Named Executive Officers or “NEOs”), information concerning compensation earned for services in all capacities during each of the fiscal years ended June 30, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)		All Other Compensation ($)(5)	Total($)
Daniel J. Hanrahan	2015	882,000	—	4,349,984	2,899,980	1,755,994	—		46,746	9,934,704
President and Chief Executive Officer(6)	2014	882,000	—	2,131,137	899,996	—	—		73,105	3,986,238
	2013	801,904	1,062,500	3,716,147	996,000	—	—		260,554	6,837,105

Steven M. Spiegel	2015	432,000	—	319,984	159,998	330,540	—		95,856	1,338,378
Executive Vice President and Chief Financial Officer(7)	2014	432,000	100,000	319,024	160,000	—	—		89,548	1,100,572
	2013	252,050	116,667	539,807	94,905	—	—		51,624	1,055,053

Eric A. Bakken	2015	482,000	—	319,984	159,998	371,858	—	(9)	94,781	1,428,612
Executive Vice President, Chief Administrative Officer and General Counsel(8)	2014	482,085	112,500	546,824	160,000	—	103,080		94,185	1,498,675
	2013	482,085	—	373,384	147,740	—	25,529		165,672	1,194,410

Jim B. Lain	2015	432,000	—	269,971	139,995	330,540	—		22,051	1,194,557
Executive Vice President and Chief Operating Officer(10)	2014	279,026	250,000	674,390	76,272	—	—		15,600	1,295,288

Heather L. Passe	2015	392,000	—	319,984	159,998	297,486	—		35,188	1,204,656
Senior Vice President and Chief Marketing Officer(11)	2014	392,000	90,000	438,700	160,000	—	—		34,175	1,114,875
	2013	358,335	100,000	121,863	88,478	—	—		14,207	682,883
 __________________________________

(1)
Includes amounts provided to the NEOs in the form of a modest perquisite allowance of approximately $32,000 per NEO that primarily covers an automobile allowance. The entire allowance is paid to the NEOs regardless of whether they spend the entire amount on automobile expenses and, therefore, is reported as base salary; however, the allowance amount is not included as base salary for purposes of determining other compensation and benefits amounts.

(2)         The amounts for fiscal 2014 for Mr. Spiegel, Mr. Bakken and Ms. Passe represent discretionary bonuses, which were paid to certain of the NEOs other than the CEO in August 2014. These bonuses are subject to a three-year clawback if the executive terminates employment voluntarily other than for Good Reason. The fiscal 2014 amount for Mr. Lain represents a sign-on payment of $130,000 made in connection with the commencement of his employment, plus a discretionary bonus of $120,000 paid in August 2014. Amounts for Messrs. Hanrahan and Spiegel for fiscal 2013 represent payouts of guaranteed bonus payments made pursuant to the terms of their employment agreements. Amount for Ms. Passe for fiscal 2013 represents a sign-on payment made in connection with the commencement of her employment.

(3)          Values expressed represent the aggregate grant date fair value of stock or option awards granted in each fiscal year, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for a description of the assumptions used in calculating these amounts.

The grant date fair values for stock awards for the fiscal year ended June 30, 2015 include:

•
Performance units that were granted in August 2014: Mr. Hanrahan—$899,997; Mr. Spiegel—$160,000; Mr. Bakken—$160,000; Mr. Lain—$139,994; and Ms. Passe —$160,000. The grant date fair values of these awards assumed that the target level achievement would be attained. If the grant date fair values had been calculated assuming the maximum level of achievement, the grant date fair values would have been: Mr. Hanrahan—$1,799,994; Mr. Spiegel—$320,000; Mr. Bakken—$320,000; Mr. Lain—$279,988; and Ms. Passe —$320,000.

•
A special one-time grant of restricted stock units and stock appreciation rights grant made to Mr. Hanrahan in January 2015 valued at $2,999,996 and $1,999,981, respectively; these awards cliff vest five years after grant and the stock appreciation rights expire seven years after grant.

The grant date fair values for stock awards for the fiscal year ended June 30, 2014 include:

•
Performance units that were granted, but were not earned and thus were forfeited, in the following amounts: Mr. Hanrahan—$889,997; Mr. Spiegel—$159,993; Mr. Bakken—$159,993; Mr. Lain—$76,260; and Ms. Passe —$159,993. The grant date fair values of these awards assumed that the target level achievement would be attained.

•
Special performance units that were granted in recognition of turnaround objectives achieved during fiscal 2013 and granted in August 2013, in the following amounts:  Mr. Hanrahan—$781,142; Mr. Spiegel—$79,042; Mr. Bakken—$306,842; and Ms. Passe—$198,718.  The awards will cliff vest, if at all, at the end of the three-year performance period ending June 30, 2016 based on achievement of adjusted EBITDA objectives for that period. We do not currently expect any of these awards to be earned. The grant date fair values of these awards assumed that the target level of achievement would be attained, which was the maximum that could be earned for these awards.

The grant date fair values for stock awards for the fiscal year ended June 30, 2013 include:

•	A special one-time restricted stock grant made to Mr. Hanrahan valued at $2,126,297, cliff vesting five years after grant, which he received upon joining the Company.

•
Performance units that were granted, but were not earned and thus were forfeited, in the following amounts:  Mr. Hanrahan—$919,000; Mr. Spiegel—$93,206; Mr. Bakken—$136,012; and Ms. Passe—$81,791. The grant date fair values of these awards assumed that the target level achievement would be attained.

(4)    Amounts represent the change in the present value of benefits under the pension plans.

(5)    The following table sets forth All Other Compensation amounts by type:

Name	Deferred Compensation Company Match and Profit-Sharing Contribution ($)(a)	Dividends and Dividend Equivalents on Stock and Option Awards ($)	Insurance Premiums ($)	Travel Expenses ($)(b)	Total All Other Compensation ($)(c)
Daniel J. Hanrahan	25,000	—	—	—	46,746
Steven M. Spiegel	25,000	—	23,246	29,391	95,856
Eric A. Bakken	25,438	—	52,496	—	94,781
Jim B. Lain	—	—	—	—	22,051
Heather L. Passe	25,000	—	—	—	35,188
 __________________________________

(a)	The Company matches deferred compensation contributions up to $25,000 per calendar year.

(b)	Mr. Spiegel is entitled to travel expenses for commuting from Chicago to Minneapolis pursuant to his employment agreement.

(c)          Total All Other Compensation for Mr. Hanrahan, Mr. Spiegel, Mr. Bakken, Mr. Lain, and Ms. Passe also includes $21,746, $18,219, $16,847, $22,051, and $10,188 of perquisites, respectively, which primarily relate to medical benefits, including the reimbursement of co-pay and other out-of-pocket expenses.

(6)    Mr. Hanrahan was appointed Chief Executive Officer effective August 6, 2012.

(7)    Mr. Spiegel was appointed Executive Vice President and Chief Financial Officer effective December 3, 2012.

(8)	Mr. Bakken was appointed Chief Administrative Officer effective April 29, 2013, and he also served as interim principal executive officer from July 1, 2012 until August 6, 2012.

(9)    The pension value for Mr. Bakken decreased by $5,743.

(10)    Mr. Lain commenced employment on November 11, 2013.

(11)    Ms. Passe commenced employment on July 23, 2012.

GRANTS OF PLAN-BASED AWARDS IN 2015

The following table sets forth certain information concerning plan-based awards granted to the Named Executive Officers during the fiscal year ended June 30, 2015. No options were repriced or materially modified during the fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)						All Other Stock Awards: Number of Shares of Stock or Units(#)(2)		All Other Option Awards: Number of Securities Underlying Options(#)(2)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock & Option Awards ($)(3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)		Target (#)		Maximum (#)
Daniel J. Hanrahan			531,250	1,062,500	2,125,000
	8/29/2014	8/18/2014				29,782	(4)	59,563	(4)	119,126	(4)						899,997
	8/29/2014	8/18/2014										29,781					449,991
	1/13/2015	1/13/2015										176,263	(6)				2,999,996
	8/29/2014	8/18/2014												134,529		15.11	899,999
	1/13/2015	1/13/2015												60,537	(7)	17.02	399,994
	1/13/2015	1/13/2015												65,755	(7)	18.72	399,996
	1/13/2015	1/13/2015												71,828	(7)	20.59	399,995
	1/13/2015	1/13/2015												78,864	(7)	22.64	399,996
	1/13/2015	1/13/2015												86,986	(7)	24.85	400,000
Steven M. Spiegel			100,000	200,000	400,000
	8/29/2014	8/18/2014				5,295	(4)	10,589	(4)	21,178	(4)						160,000
	8/29/2014	8/18/2014										5,294					79,992
	8/29/2014	8/18/2014										5,294	(5)				79,992
	8/29/2014	8/18/2014												23,916		15.11	159,998
Eric A. Bakken			112,500	225,000	450,000
	8/29/2014	8/18/2014				5,295	(4)	10,589	(4)	21,178	(4)						160,000
	8/29/2014	8/18/2014										5,294					79,992
	8/29/2014	8/18/2014										5,294	(5)				79,992
	8/29/2014	8/18/2014												23,916		15.11	159,998
Jim B. Lain			100,000	200,000	400,000
	8/29/2014	8/18/2014				4,633	(4)	9,265	(4)	18,530	(4)						139,994
	8/29/2014	8/18/2014										4,632					69,990
	8/29/2014	8/18/2014										3,970	(5)				59,987
	8/29/2014	8/18/2014												20,926		15.11	139,995
Heather L. Passe			90,000	180,000	360,000
	8/29/2014	8/18/2014				5,295	(4)	10,589	(4)	21,178	(4)						160,000
	8/29/2014	8/18/2014										5,294					79,992
	8/29/2014	8/18/2014										5,294	(5)				79,992
	8/29/2014	8/18/2014												23,916		15.11	159,998
 __________________________________

(1)
These amounts represent the potential target bonus amounts that were available to our executives for fiscal 2015 under the Short Term Plan as described under “Annual Incentive Decisions for Fiscal 2015” in the CD&A section of this Proxy Statement.

(2)	The option and stock awards were granted under the Long Term Plan.

(3)	Amounts are computed in accordance with FASB ASC Topic 718.

(4)
These amounts represent the threshold, target and maximum number of performance units that were available to our executives with respect to the fiscal 2015 performance unit award for the performance period ended June 30, 2015 as described under "Long Term Incentive Decisions for Fiscal 2015" in the CD&A section of this Proxy Statement.

(5)	These amounts represent the special restricted stock units that were granted in recognition of turnaround objectives achieved during fiscal 2014 and granted in August 2014.

(6)	This amount represents the restricted stock units that were granted in January 2015 to Mr. Hanrahan. See "Special Awards to Mr. Hanrahan in January 2015" in the CD&A section of this Proxy Statement.

(7)
This amount represents the stock appreciation rights that were granted in January 2015 to Mr. Hanrahan. See "Special Awards to Mr. Hanrahan in January 2015" in the CD&A section of this Proxy Statement.

Summary of Terms of Equity Awards

The terms of the equity awards granted as part of the long-term incentives for fiscal 2015 are summarized below:

•
Performance Units—The performance units are subject to both performance-based vesting and time-based vesting, described above in the CD&A under “—Long-Term Incentive Decisions for Fiscal 2015.” In the event of a termination of employment, unvested performance units are generally forfeited; provided, however, that a pro-rated amount of the performance units will pay out at the target level upon a participant’s death or disability and a pro-rated amount of the performance units will pay out based on actual performance at the end of the performance period upon a participant’s retirement, which is defined to mean termination at age 62 or after age 55 with 15 years or more of continuous service. Similarly, in the event of a change in control, a pro-rated amount of the performance units will pay out at the target level. The performance units earn dividend equivalents, but have no voting rights.

•
SARs—The SARs vest as to one-third of the shares on each of the first three anniversaries of the date of grant and settle in the form of shares of common stock. In the event of a termination of employment, unvested SARs are generally forfeited; provided, however, that vesting is accelerated in the event of death, disability, retirement (defined as described above for performance units) and a change in control. The participant or his or her successor has one year to exercise the SARs in the event of death or disability and 90 days in the event of retirement or other termination of employment without cause. The SARs do not have any voting or dividend rights until the shares are vested and exercised.

•
Restricted Stock Units—The restricted stock units vest as to one-third of the shares on each of the first three anniversaries of the date of grant. In the event of a termination of employment, unvested restricted stock units are generally forfeited; provided, however, that the vesting is accelerated in the event of death, disability or a change in control and a pro-rated amount of the units will vest in the event of retirement (defined as described above for performance units). The restricted stock units earn dividend equivalents, but have no voting rights.

The special retention stock appreciation rights and RSUs granted to Mr. Hanrahan in January 2015 cliff vest after five years, and SARs have a seven-year term. See discussion in CD&A, "Special Awards to Mr. Hanrahan in January 2015".

The terms of the special retention restricted stock unit grants in August 2014 are the same as those described above, other than the fact that the special retention RSUs cliff vest after three years.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the Named Executive Officers at June 30, 2015.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(3)
Daniel J. Hanrahan...........	100,000	50,000	(4)	18.01	8/31/2022
	49,833	99,668	(5)	15.78	8/30/2023
	—	134,529	(6)	15.11	8/29/2024
	—	60,537	(7)	17.02	1/13/2022
	—	65,755	(7)	18.72	1/13/2022
	—	71,828	(7)	20.59	1/13/2022
	—	78,864	(7)	22.64	1/13/2022
	—	86,986	(7)	24.85	1/13/2022	8,512	(4)	134,151
						120,585	(8)	1,900,419
						19,161	(5)	301,980
						29,781	(6)	469,349
						176,263	(7)	2,777,905
									20,427	(9)	321,936
									24,945	(10)	393,137
									119,126	(11)	1,877,426
Steven M. Spiegel............	10,322	5,160	(12)	16.45	12/3/2022
	8,859	17,719	(5)	15.78	8/30/2023
	—	23,916	(6)	15.11	8/29/2024	959	(12)	15,108
						24,667	(13)	388,758
						3,407	(5)	53,687
						5,294	(6)	83,433
						5,294	(14)	83,433
									2,524	(10)	39,781
									21,178	(11)	333,765
Eric A. Bakken.................	2,500	—		35.33	4/27/2016
	3,200	—		39.04	4/26/2017
	3,200	—		28.57	4/24/2018
	15,500	—		19.14	4/30/2019
	4,200	—		18.90	4/29/2020
	3,360	840	(15)	16.60	4/28/2021
	14,833	7,417	(4)	18.01	8/31/2022
	8,859	17,719	(5)	15.78	8/30/2023
	—	23,916	(6)	15.11	8/29/2024
						1,541	(15)	24,289
						1,260	(4)	19,863
						3,873	(16)	61,039
						3,407	(5)	53,687
						5,294	(6)	83,433
						5,294	(14)	83,433
									9,799	(10)	154,429
									21,178	(11)	333,765
Jim B. Lain.......................	—	8,692	(17)	15.50	11/11/2023
	—	20,926	(6)	15.11	8/29/2024
						1,641	(17)	25,862

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)(3)
						36,129	(18)	569,393
						4,632	(6)	73,000
						3,970	(14)	62,567
									18,530	(11)	292,033
Heather L. Passe...............	8,883	4,442	(4)	18.01	8/31/2022
	8,859	17,719	(5)	15.78	8/30/2023
	—	23,916	(6)	15.11	8/29/2024
						758	(4)	11,944
						3,407	(5)	53,687
						5,294	(6)	83,433
						5,294	(14)	83,433
									6,346	(10)	100,012
									21,178	(11)	333,765
 __________________________________

(1)	Stock award numbers include accrued dividend equivalents where applicable.

(2)	All awards of stock options and SARs expire ten years after the date of grant, except the SARs granted in January 2015 to Mr. Hanrahan expire seven years after the date of the grant.

(3)	Value based on a share price of $15.76, which was the last reported sale price for a share of our common stock on the NYSE on June 30, 2015.

(4)	Award vests as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 31, 2012.

(5)	Award vests as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 30, 2013.

(6)	Award vests as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was August 29, 2014.

(7)	Award vests in full on January 13, 2020.

(8)	Award vests in full on August 31, 2017.

(9)
Award vests in full if the closing price of our common stock (as reported on the NYSE) equals or exceeds $35.00 for any consecutive 20-day period until August 6, 2017. The restricted stock units terminate if they do not vest prior to August 6, 2017.

(10)
Amounts presented represent the threshold number of shares that may be earned with respect to the performance units granted on August 30, 2013 with a performance period ending June 30, 2016.  The maximum number of shares that may be earned under the award is as follows: Mr. Hanrahan—49,890; Mr. Spiegel—5,048; Mr. Bakken—19,598; and Ms. Passe—12,692. These awards are not expected to be earned due to financial performance that was below the thresholds set at the beginning of fiscal 2014.

(11)
Amounts presented represent the maximum number of shares that may be earned with respect to the performance units granted on August 29, 2014 with a performance period ended June 30, 2015.  The actual number of shares earned under the award, based on the actual level of achievement of the performance conditions, is as follows: Mr. Hanrahan—98,440; Mr. Spiegel—17,500; Mr. Bakken—17,500; Mr. Lain—15,312 and Ms. Passe—17,500. These units will cliff vest on August 29, 2017.

(12)	Award vests as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was December 3, 2012.

(13)	Award vests in full on December 3, 2017.

(14)	Award vests in full on August 29, 2017.

(15)	Award vests as to 20% of the shares covered by the award on each of the first five anniversaries of the date of grant, which was April 28, 2011.

(16)
Award vests as to 30% of the shares covered by the award on each of the first two anniversaries of the date of grant, which is August 31, 2012, and 20% of the shares covered by the award on each of the third and fourth anniversaries of the date of grant.

(17)	Award vests as to 33% of the shares covered by the award on each of the first three anniversaries of the date of grant, which was November 11, 2013.

(18)	Award vests in full on November 11, 2018.

2015 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning options and SARs exercised and stock vested during fiscal 2015 for the Named Executive Officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(2)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
Daniel J. Hanrahan	—	—	18,091	277,330
Steven M. Spiegel	—	—	2,660	41,839
Eric A. Bakken	—	—	8,964	141,507
Jim B. Lain	4,346	7,975	819	14,210
Heather L. Passe	—	—	2,460	37,713
 __________________________________

(1)
Value realized on exercise is calculated as difference between the market value of Regis Corporation common stock on the respective exercise date(s) and the exercise price of the option(s) on a pre-tax basis.

(2)
The number of shares acquired on exercise or vesting of stock awards includes shares that were forfeited for withholding tax obligations. The number of shares forfeited for each Named Executive Officer is reported below:

Name	Number of Shares Used to Pay Taxes on Exercised or Vested Awards (#)
Daniel J. Hanrahan	6,369
Steven M. Spiegel	862
Eric A. Bakken	3,221
Jim B. Lain	1,818
Heather L. Passe	867

Summary of Executive Agreements

Employment Agreements

We are party to an employment agreement with each of our NEOs.  The key provisions of the employment agreements are summarized below.

Name	Date of Employment Agreement	Base Salary as of June 30, 2015 ($)	FY15 Annual Incentive Award (% of Base Salary)
Daniel J. Hanrahan	8/31/2012 amended 1/13/2015	850,000	125
Steven M. Spiegel	11/28/2012	400,000	50
Eric A. Bakken	8/31/2012	450,000	50
Jim B. Lain	11/11/2013	400,000	50
Heather L. Passe	8/31/2012	360,000	50

Ongoing Compensation

•	Base Salary—Each NEO receives an annual base salary in the amount set forth above. The base salary amounts are reviewed annually by the Compensation Committee and subject to adjustment.

•
Bonus—Each NEO is eligible for an annual incentive award.  The annual incentive award is set as a percentage of the NEO’s then-current base salary for achievement of target performance, but the actual payout may be less than or greater than such amount for actual performance that is less than or greater than target, respectively.

•
Long-Term Incentives—Each NEO is entitled to participate in the Company’s long-term equity incentive program on the same basis as the Company’s other executive officers, with the value of the awards being set annually by the Compensation Committee.

•	Life Insurance and Other Benefits—During the term of their employment, each NEO is entitled to life insurance and health and welfare benefits offered to other headquarters employees.

•
Termination of Employment Payments, Benefits and Other Obligations—The following section separately addresses benefits provided to the NEOs upon death or disability, termination without Cause or for Good Reason, termination for Cause or without Good Reason and termination after a Change in Control.

•
Death or Disability. Each NEO is entitled to his or her accrued compensation and obligations, including a pro rata bonus for the year of termination. Pursuant to standard provisions for such awards, the NEOs will receive full vesting of any unvested stock option, restricted stock/restricted stock units and other incentive awards.

•
Dismissal without Cause or Resignation for Good Reason (Prior to or More than Twenty-Four Months Following a Change in Control). If an NEO is terminated without Cause or if he or she terminates for Good Reason, the NEO will receive an amount equal to one times his or her annual base salary (two times for Mr. Hanrahan) plus a prorated portion of any bonus he or she would have earned for the year of termination (based on actual performance), plus 12 months (18 months in the case of Mr. Hanrahan) of benefits continuation coverage.

•
Dismissal without Cause or Resignation for Good Reason in Connection with a Change in Control. If Mr. Hanrahan, Mr. Spiegel, Mr. Bakken or Mr. Lain's employment is terminated without Cause or if he terminates for Good Reason within 24 months following a change of control, then he will instead receive an amount equal to two times base salary plus two times the target annual bonus for the year of termination, as well as 18 months of benefits continuation payments, subject to reduction pursuant to the “best of net” provisions in the employment agreements for Messrs. Hanrahan, Spiegel and Bakken. For Ms. Passe, the severance amount is the same as for any dismissal without Cause.

•
Dismissal for Cause or Resignation without Good Reason. The NEOs are entitled to accrued compensation and obligations where dismissal is for Cause. Severance benefits are not payable in the event of a termination of employment for Cause.

•
Provision for Offset of Severance—The severance payments will be paid over the course of the severance period and offset by any compensation an NEO receives from other employment during the severance period.

The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•
Restrictive Covenants—The NEOs are subject to restrictive covenants prohibiting the disclosure or use of confidential information, along with two-year covenants regarding non-competition and non-solicitation of employees. Our remedies for violation of restrictive covenants include injunctive relief and forfeiture of severance benefits.

•	Mandatory Arbitration—Disputes arising under the Employment Agreements are to be resolved by binding arbitration.

Guaranteed Bonuses, Sign-On Incentives and Relocation Benefits

Many of our NEOs joined our company during fiscal 2013 and fiscal 2014.  In connection with their hire, we agreed to certain guaranteed bonuses, sign-on incentives and relocation benefits that are not part of their ongoing compensation to incentivize them to leave their former employers and join our company.

•
Guaranteed Bonuses—Mr. Hanrahan was guaranteed a bonus payout equal to 125% of his base salary (i.e., $1,062,500) for the Company’s fiscal year ended June 30, 2013, his first year of employment. Mr. Spiegel was guaranteed a bonus payout equal to 50% of his base salary for the Company’s fiscal year ended June 30, 2013, prorated for the portion of the fiscal year from December 1, 2012 through June 30, 2013 (i.e., $116,667), his first year of employment.

•	Sign-On Incentives—In addition to participation in the Company’s long-term equity incentive program, some of our NEOs received special bonus or equity awards upon their commencement of employment:

•
Mr. Hanrahan received two special equity awards. The first grant consists of 118,062 shares of restricted stock that will vest in full at the end of five years, provided he is still employed with the Company on such date. The second grant consists of 20,000 restricted stock units that will vest if the Company’s stock trades at or above $35 for 20 consecutive trading days at some time during the five-year period beginning with his commencement of employment.

•
Mr. Spiegel received a special equity award of restricted stock units having a value equal to $400,000 that will vest in full at the end of five years, provided he is still employed with the Company on such date.

•
Mr. Lain received a sign-on bonus equal to $130,000, which must be repaid to our company if he terminates employment under certain circumstances, such as termination without Good Reason within three years of his start date, and a special equity award of restricted stock units having a value equal to $560,000, which will vest in full at the end of five years, provided he is still employed with the Company on such date.

•	Ms. Passe received a sign-on bonus of $100,000.

•
Other Inducement Terms— For the year ended June 30, 2014, Mr. Lain was entitled, under his employment agreement, to receive a long-term incentive award valued at target at $300,000, prorated for the portion of the year he was employed.

•
Commuting Expenses—During his period of employment and continuing until the earlier of (i) July 1, 2016 or (ii) such time as Mr. Spiegel moves his permanent residence from the Chicago, Illinois area to the Minneapolis/St. Paul, Minnesota metropolitan area, Mr. Spiegel is entitled to be reimbursed for one round-trip airline ticket from Chicago, Illinois to Minneapolis, Minnesota for each week that such travel is completed during this period.  Mr. Spiegel was reimbursed $29,391 for his commuting expenses in fiscal 2015.

•
Relocation Expenses—In connection with Mr. Hanrahan’s appointment as Chief Executive Officer, Mr. Spiegel’s appointment as Chief Financial Officer and Mr. Lain’s appointment as Chief Operating Officer, they were entitled to reimbursement of certain relocation expenses.  Mr. Hanrahan relocated from Miami, Florida in fiscal 2013.  Mr. Spiegel will be entitled to these relocation benefits when he moves from the

Chicago, Illinois area.  Mr. Lain relocated from Chicago, Illinois in fiscal 2014.  The relocation benefits include reimbursement of:  (i) the reasonable costs of moving household goods and personal effects to the Minneapolis/St. Paul, Minnesota metropolitan area by one or more agreed-upon vendors; (ii) the reasonable cost for temporary housing for the NEO and his immediate family for up to six months; and (iii) the actual costs of real estate brokerage and related fees and closing costs in connection with the sale of his primary residence.  The total amount of relocation expenses payable with respect to Mr. Spiegel’s relocation is capped at $75,000.  In addition to the expense reimbursements described above, Mr. Hanrahan was entitled to receive an amount equal to one-half of any loss on the sale of his primary residence in Miami, Florida (provided that the total amount payable with respect to the loss (if any) on the sale of Mr. Hanrahan’s primary residence was capped at $100,000). Mr. Hanrahan was reimbursed $174,555 for relocation expenses in fiscal 2013 and $9,992 in fiscal 2014.  In addition to the expense reimbursements described above, Mr. Lain was entitled to two house-hunting trips.  Mr. Lain was reimbursed a total of $9,117 for his relocation expenses, which amount was reimbursed in fiscal 2014.

Historical Retirement and Life Insurance Benefits

•
Retirement Benefits—Pursuant to certain grandfathered provisions of his employment agreement, upon retirement (at or after age 65), Mr. Bakken is entitled to receive a lump sum cash payment equal to the present value of a hypothetical annuity of monthly payments which are equal to the greater of $5,000 or 40% of his respective five-year average monthly compensation for the five-year period ending June 30, 2012 (i.e., July 1, 2007 through June 30, 2012), excluding bonuses (subject to a 20-year vesting schedule), to be paid for 240 months. Mr. Bakken’s agreement provides he will be entitled to the fully vested benefit if his employment is terminated without Cause or if he terminates for Good Reason at any time, and his agreement provides he will be entitled to the fully vested benefit if his employment terminates for any reason other than for Cause within two years of a Change in Control. Additionally, upon any termination following a Change in Control (except for Cause), he receives (i) the same retirement benefits described below, except that the lump-sum is equal to the sum of the payments due, determined as if he is fully vested, and (ii) a lump sum payment of any unpaid amounts described below under “Life Insurance.”

Under this arrangement, an executive officer has the option to elect to receive his or her retirement benefit in the form of the 240 monthly payments rather than the lump sum, provided that such election is made in accordance with the requirements described in his or her employment agreement and consistent with Code Section 409A. In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive’s retirement benefit is subject to further discount if paid prior to age 65 (an “Early Retirement”). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%).

If an executive officer dies before receiving full payment of his or her retirement benefit, payment will be made in a lump sum or monthly payments will continue, as applicable, to his or her designated beneficiary (or his or her estate). If an executive officer becomes disabled, he or she will receive monthly payments beginning six months after his or her disability begins and continuing until the earlier of his or her death or attainment of age 65, or until he or she ceases to be disabled, in an amount equal to his or her monthly benefit. At death or attainment of age 65, he or she (or his or her beneficiary) will receive the benefit described above under “Retirement Benefits.” No retirement benefits are payable in the event of termination of employment for Cause.

Under the amended and restated employment agreement signed by Mr. Bakken effective August 31, 2012, we froze vesting in his retirement benefits as of June 30, 2012, subject to the continued right to full acceleration in the event of termination without Cause or termination for Good Reason, as described above. As indicated, we also limited the calculation of the monthly benefit to his five-year average monthly base salary as of June 30, 2012.

•
Life Insurance—We agreed to pay premiums for a total of ten years on the existing policies insuring the lives of certain of our executive officers who were entitled to such benefits and were employed by the Company as of June 30, 2012. As of June 30, 2015, we have made all of the payments that we had agreed to pay on Mr. Bakken's policies. As of June 30, 2015, the aggregate face amount of Mr. Bakken’s policies is approximately $3.2 million.

Definitions under Executive Agreements

Certain of the terms used in the executive agreements as in effect during fiscal 2015 are defined below:

•
Cause—Acts resulting in a felony conviction that is materially detrimental to the financial interests of the Company; willful nonperformance by the executive of his material employment duties (other than by reason of physical or mental incapacity) after reasonable notice to the executive and reasonable opportunity (not less than 30 days) to cease such non-performance; or willful engagement in fraud or gross misconduct that is materially detrimental to the financial interests of the Company.

•
Change in Control—A person is or becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company; consummation of a merger or consolidation of the Company, a statutory share exchange or an acquisition of all or substantially all of the Company’s assets unless the beneficial owners of the Company’s outstanding voting securities immediately prior to the transaction beneficially own more than 50% of the voting power of the outstanding voting securities of the surviving entity in substantially the same proportions; or the incumbent directors cease to constitute at least a majority of the Board. Furthermore, in August 2014, the Board adopted an amendment providing that a Change in Control does not occur if a person becomes the beneficial owner of 20% or more of the outstanding common stock or outstanding voting securities of the Company solely as the result of a change in the aggregate number of shares of outstanding common stock or outstanding voting securities since the last date on which such person acquired beneficial ownership of any shares of common stock or voting securities.

•
Good Reason—Assignment to the executive of duties inconsistent with his status or any adverse alteration in the executive’s reporting responsibilities, titles or offices; a material reduction of the executive’s base salary; failure by the Company to continue any compensation plan, bonus or incentive plan; material breach of the agreement by the Company; requirement that the executive’s principal place of employment be relocated by more than 30 miles from the Company’s current address; or the Company’s failure to obtain an agreement from any successor entity to assume the Company’s obligations under the agreement.

•	Disability—Physical or mental disability or health impairment that prevents the effective performance by the executive of his duties on a full time basis.

Retirement Plans and Arrangements

Historically, we have provided the Named Executive Officers with participation in a nonqualified supplemental retirement benefit and the Executive Retirement Savings Plan.

Nonqualified Supplemental Retirement Benefit:  Prior to fiscal 2013, we offered senior executives a nonqualified supplemental executive retirement benefit that is funded through key personal life insurance policies. The retirement benefit is included within the terms of an executive’s employment agreement with the Company and provides for a lump sum payment upon retirement in an amount equal to the present value of a hypothetical annuity of 240 monthly payments which are equal to the executive’s vested percentage multiplied by the greater of (i) 40% of the executive’s average monthly compensation for the 60-month period preceding June 30, 2012 and (ii) $5,000. The present value of the annuity is determined using an interest rate equal to the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). An executive’s vested percentage is determined under a 20-year vesting schedule based on the executive’s completed years of service, with vesting commencing at 5% after seven years of service and the executive becoming fully vested after 20 years of service.

Under their employment agreements, executives had the option to elect to receive their retirement benefit in the form of an annuity (i.e., the 240 monthly payments) rather than the lump sum, provided that such election be made in accordance with the requirements described in their employment agreement. With regard to the employment agreements with a supplemental retirement benefit, all of the executives who have such an agreement have elected to receive their benefit in the form of a lump sum.

In addition to the possibility for reduction based on: (i) the vesting schedule, and/or (ii) the present value discount for a lump sum payment, an executive’s retirement benefit is subject to further discount if paid prior to age 65 (an “Early Retirement”). If payment is made in connection with an Early Retirement, the hypothetical annuity of 240 monthly payments is discounted by first calculating the benefit as an annuity starting at age 65, and then converting it to an immediate commencement annuity using the yield to maturity of 30-year U.S. Treasury Notes as of June 30, 2012 (2.76%). Subject to

timing requirements as set forth in the executive’s employment agreement, executives have the option to elect, at least 12 months prior to their Early Retirement, to defer receipt of their retirement benefit, and therefore to receive a larger benefit.

The nonqualified supplemental retirement benefit was designed to recognize long-term service with Regis and as a retention tool through the vesting schedule and discounting provisions. The nonqualified supplemental retirement benefit is forfeited upon an executive’s termination for Cause (as defined in the executive’s employment agreement). For Mr. Bakken, any termination of his employment without Cause or for Good Reason (each as defined in the executive’s employment agreement) will result in the executive becoming fully vested in the entire benefit.

Effective June 30, 2012, we froze the supplemental retirement benefit. Executives who were not vested in any portion of their retirement benefit on such date will never vest in that benefit. In addition, executives with vested benefits had their benefits frozen such that they will not be entitled to further vesting credit for continued employment and the calculation of the benefit payable will be based on the 60-month period preceding June 30, 2012 (as opposed to the 60-month period preceding the date of termination). We also froze the interest rate used to calculate the present value of the annuity at the yield to maturity of 30-year U.S. Treasury Notes at June 30, 2012. Any new executives employed on or after June 30, 2012 do not receive this benefit. Of our NEOs, only Mr. Bakken is eligible for this benefit.

Executive Retirement Savings Plan:  NEOs are eligible to defer some or all of their annual salary and/or annual non-equity incentive compensation (i.e., bonus) into our Executive Retirement Savings Plan, a nonqualified deferred compensation plan. Executives may defer up to 100% of their annual compensation, including bonus. Elections to defer compensation under the Executive Retirement Savings Plan are made annually, prior to the beginning of the year in which the deferred compensation is earned. Beginning with elections made in fiscal 2016, in-service distributions must be deferred for a minimum of two years.

Employer contributions under the Executive Retirement Savings Plan for our Named Executive Officers include a 25% match on up to a maximum of $100,000 in deferred compensation and a discretionary annual profit sharing contribution (on a calendar-year basis). Beginning in fiscal 2016, the employer match vests pro-rata over five years, subject to continued employment; an employee is fully vested in both previous and prospective matching contributions after five years of employment. We deposit the deferred amounts and employer contributions into a trust for the benefit of plan participants. In accordance with tax laws, the assets of the trust are subject to claims of the Company’s creditors. Participant account balances are deemed invested as the executive directs, from time to time, among the investment alternatives offered. Subject to compliance with applicable tax requirements (including, without limitation, Code Section 409A), executives may elect the distribution date for salary and bonus deferrals. However, employer profit sharing contributions are distributed only upon termination of employment.

PENSION BENEFITS IN 2015

The following table sets forth certain information concerning pension benefits for the Named Executive Officers for fiscal 2015:

Name(1)	Age at June 30, 2015	Plan Name(2)	Number of Years of Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Eric A. Bakken	48	Employment Agreement	21.5	865,162	—
__________________________________

(1)	Messrs. Hanrahan, Spiegel and Lain and Ms. Passe do not participate in the Company’s pension benefits program as it was frozen prior to the commencement of their employment.

(2)	Retirement benefits provided under the applicable employment agreement for each Named Executive Officer are described above under “Summary of Executive Agreements.”

(3)
The number of years of credited service shown for Mr. Bakken represents his actual years of service; however, for purposes of determining the value of their accumulated benefit, his years of credited service was frozen at 18.5 as described above.

(4)
The present value of pension benefits for Mr. Bakken is calculated based on the following assumptions: (i) freezing of the pension benefits as described above under “Summary of Executive Agreements—Retirement Plans and Arrangements,” (ii) expected retirement age of the later of (A) June 30, 2015 or (B) age 65, which is the earliest time a participant may retire without any benefit reduction due to age, and (iii) discount rate of 3.75%.

NONQUALIFIED DEFERRED COMPENSATION FOR 2015

The following table sets forth certain information concerning nonqualified deferred compensation under our Executive Retirement Savings Plan for the NEOs for fiscal 2015:

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel J. Hanrahan	100,000	25,000	11,123	—	328,223
Steven M. Spiegel	100,000	25,000	(51)	(124,909)	58,334
Eric A. Bakken	101,604	25,401	3,520	(128,895)	195,883
Jim B. Lain	—	—	—	—	—
Heather L. Passe	111,600	25,000	(644)	(139,278)	69,865
__________________________________

(1)	The Company matches deferred compensation contributions up to $25,000 per calendar year.

(2)	The following amounts of contributions and earnings reflected in the table above have been reported in the current year or prior years’ Summary Compensation Tables as follows:

	Total Amount	Current Year Summary Compensation Table
Name	Reported in Current or Prior Summary Compensation Tables ($)	Salary ($)	Non-Equity Incentive Plan ($)	Above-Market Earnings ($)	Company Match and Profit-Sharing Contribution in All Other Compensation ($)
Daniel J. Hanrahan	464,346	100,000	—	—	25,000
Steven M. Spiegel	58,374	100,000	—	—	25,000
Eric A. Bakken	197,513	101,604	—	—	25,401
Jim B. Lain	—	—	—	—	—
Heather L. Passe	66,543	111,600	—	—	25,000

The measurement funds available under the Executive Retirement Savings Plan include the Company’s common stock and selected mutual funds, which are the same measurement funds available for employees generally with respect to investment of their funds in the Company’s qualified 401(k) plan.  Participants in the plan may change their investments in the various measurement funds at any time.

Potential Payments Upon Termination or Change in Control

The tables that follow describe potential payments and benefits provided to our NEOs or their beneficiaries under the employment agreements, plans and arrangements in existence at June 30, 2015 under various scenarios involving a termination of employment and/or a change in control, and assuming that the termination or change in control event(s) occurred on June 30, 2015. The agreements are described in more detail above under “Summary of Executive Agreements.” The following presentation has been keyed to the following events upon which an NEO or their beneficiaries would be entitled to a payment or benefit:

•	Voluntary termination or involuntary termination not related to a change in control;

•	Termination due to death;

•	Termination due to disability;

•	A change in control not involving an employment termination; and

•	Involuntary termination within twenty-four months after a change in control.

Unless otherwise specified, an “involuntary termination” for these purposes includes a termination by the NEO for “Good Reason,” but does not include a termination for “Cause.” A “voluntary termination” refers to a termination by the NEO other than for “Good Reason.” “Cause” and “Good Reason” for these purposes have the meanings described above under “Definitions under Executive Agreements.”

		Not Related to Change in Control				After a Change in Control
Name	Type of Payment or Benefit	Voluntary Termination ($)	Involuntary Termination($)(1)	Death($)	Disability($)	Not Involving a Termination of Employment($)	Involuntary Termination($)(2)
Daniel J. Hanrahan	Severance	—	$3,455,994	—	—	—	$3,825,000
	Medical and Dental Insurance Benefits(3)	—	$27,655	—	—	—	$27,655
	Accelerated Vesting of Equity(4)	—	5,000,254	$8,068,038	$8,068,038	$8,068,038	$8,068,038
	Total	—	$8,483,903	$8,068,038	$8,068,038	$8,068,038	$11,920,693
Steven M. Spiegel	Severance	—	$730,540	—	—	—	$1,200,000
	Medical and Dental Insurance Benefits(3)	—	$18,437	—	—	—	$27,655
	Accelerated Vesting of Equity(4)	—	—	$968,744	$968,744	$968,744	$968,744
	Total	—	$748,977	$968,744	$968,744	$968,744	$2,196,399
Eric A. Bakken	Severance	—	$821,858	—	—	—	$1,350,000
	Medical and Dental Insurance Benefits(3)	—	$18,437	—	—	—	$27,655
	Retirement Benefits(5)	$1,018,329	$1,198,034	$1,903,176	$2,545,274		$1,198,034
	Accelerated Vesting of Equity(4)	—	—	$822,726	$822,726	$822,726	$822,726
	Total	$1,018,329	$2,038,329	$2,725,902	$3,368,000	$822,726	$3,398,415
Jim B. Lain	Severance	—	$730,540	—	—	—	$1,200,000
	Medical and Dental Insurance Benefits(3)	—	$9,860	—	—	—	$14,790
	Accelerated Vesting of Equity(4)	—	—	$988,006	$988,006	$988,006	$988,006
	Total	—	$740,400	$988,006	$988,006	$988,006	$2,202,796
Heather L. Passe	Severance	—	$657,486	—	—	—	$657,486
	Medical and Dental Insurance Benefits(3)	—	$18,437	—	—	—	$18,437
	Accelerated Vesting of Equity(4)	—	—	$523,860	$523,860	$523,860	$523,860
	Total	—	$675,923	$523,860	$523,860	$523,860	$1,199,783
 __________________________________

(1)
Severance amounts in the event of Involuntary Termination Not Related to Change in Control represent a cash payment equal to two times annual base salary for Mr. Hanrahan and one times annual base salary for the other NEOs, plus a prorated portion of any bonus the executive officer would have earned for the year of termination, based on actual performance.

(2)
The severance amounts, in the event of an Involuntary Termination Related to a Change in Control, represent a cash payment equal to two times annual base salary plus two times the target annual bonus for the year of termination for Messrs. Hanrahan, Spiegel, Bakken and Lain. For Ms. Passe, the severance amount is the same as under an Involuntary Termination Not Related to a Change in Control.

Under Code Section 280G, executives will incur an excise tax on portions of these payments if the parachute value of payments exceeds a specified threshold. For each of Messrs. Hanrahan, Spiegel, and Bakken, in the event that this excise tax is triggered by the payments due upon an involuntary termination after a change in control, the Company will determine, pursuant to the terms of the executives’ employment agreements, whether the executive is better off receiving the full payment due and paying the excise tax, or receiving a reduced payment that falls just below the excise tax threshold, which is referred to as a “best of net” provision. For these hypothetical payments as of June 30, 2015, it has been estimated that each of the aforementioned NEOs would be better off receiving the full payment due.

(3)
The amount represents the estimated medical and dental insurance premiums for the applicable benefits continuation period following involuntary termination. If not related to a change in control, the continuation period is 18 months for Mr. Hanrahan and 12 months for other executive officers. If after a change in control, the period is increased to 18 months for Messrs. Spiegel, Bakken and Lain.

(4)
Amounts represent the intrinsic value of stock appreciation rights (SARs), restricted stock units (RSUs), and performance unit awards (PSUs) as of June 30, 2015 for which the vesting would be accelerated. The value entered for SARs is based on the number of units for which vesting would be accelerated times the excess of $15.76, the closing price of the Company’s common stock on June 30, 2015 on the NYSE, over the SAR exercise price. The value included for restricted stock units is the product of the number of units for which vesting would be accelerated and $15.76. The value included for performance units granted in August 2013 is the product of the target number of shares for which pro-rata vesting would be accelerated and $15.76. The value included for the performance units granted in August 2014 is the product of the shares earned for fiscal 2015 (i.e. based on the performance outcome for fiscal 2015) and $15.76.

(5)
The amounts represent a lump sum cash payment equal to the present value of a hypothetical annuity of monthly benefits. The annuity amount and payment period vary according to the termination scenario, as described under “Summary of Executive Agreements— Employment Agreements—Historical Retirement and Life Insurance Benefits.”

Fiscal 2015 Director Compensation Table

Compensation of our directors is reviewed and determined by the Board on an annual basis, with consideration given to industry comparisons of directors’ compensation. A portion of director compensation is linked to our stock performance in the form of equity awards. Employee directors do not receive any cash or other compensation for their services as directors. Each of the cash compensation and the equity compensation for non-employee directors who serve during only a portion of a fiscal year is prorated. Our current non-employee director compensation is as follows:

•	An annual cash retainer of $70,000;

•	An annual cash retainer for the chairman of the Audit Committee of $15,000;

•	Annual cash retainers of $10,000 and $7,500 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively;

•	An annual grant of deferred stock units valued at $90,000, which vest monthly over a period of one year and pay out when the director leaves the Board; and

•	An annual grant of deferred stock units valued at $85,000 payable to our independent Chairman of the Board, which vest monthly over a period of one year and pay out when the Chairman leaves the Board.

The following table shows, for each of the non-employee directors who served during the fiscal year ended June 30, 2015, information concerning their annual and long-term compensation earned during such fiscal year.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)
Daniel G. Beltzman	70,000	89,986	159,986
James P. Fogarty	73,333	89,986	163,319
David J. Grissen	75,000	89,986	164,986
Mark S. Light	70,000	89,986	159,986
Michael J. Merriman	79,167	89,986	169,153
Stephen E. Watson	70,000	174,975	244,975
David P. Williams	85,000	89,986	174,986
 __________________________________

(1)
Values expressed represent the aggregate grant date fair value of stock awards granted during fiscal 2015, as computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 for a description of the assumptions used in calculating these amounts.

The following table shows, for each of our non-employee directors, the aggregate number of stock and option awards outstanding as of June 30, 2015:

Name	Aggregate Stock Awards Outstanding as of 06/30/15 (#)	Aggregate Option Awards Outstanding as of 06/30/15 (#)
Daniel G. Beltzman	17,535	—
James P. Fogarty	21,891	—
David J. Grissen	11,496	—
Mark S. Light	11,496	—
Michael J. Merriman	21,891	—
Stephen E. Watson	37,903	7,000
David P. Williams	21,891	—

ADVANCES OF DEFENSE COSTS FOR CERTAIN LITIGATION MATTERS

Certain members of the Company’s current Board, certain former Board members and certain former officers have been named as defendants in a lawsuit alleging breaches of fiduciary duties to the Company in connection with approval of certain executive compensation arrangements and certain related party transactions. The current and former directors and officers who have been named as defendants in this action have a legal right under the Minnesota Business Corporation Act and the Company’s Restated Articles of Incorporation to advancement of their costs of defense. Accordingly, in fiscal 2015, the Company advanced defense costs on behalf of the current and former directors and officers amounting to approximately $550,000, in addition to an aggregate of approximately $1.2 million advanced in fiscal 2013 and 2014. The Company has directors and officers insurance that provided reimbursement for certain amounts advanced which exceeded the Company’s $500,000 retention.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued under all of our stock-based compensation plans in effect as of June 30, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	2,742,861	$18.22	2,988,661	(2)
Equity compensation plans not approved by security holders	—		—
Total	2,742,861	$18.22	2,988,661
__________________________________

(1)
Includes stock options granted under the Regis Corporation 2000 Stock Option Plan as well as shares granted through stock options, SARs and restricted stock units under the Long Term Plan. Information regarding the stock-based compensation plans is included in Notes 1 and 12 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015.

(2)
The Company’s Long Term Plan provides for the issuance of a maximum of 6,750,000 shares of the Company’s Common Stock through stock options, SARs, restricted stock, or restricted stock units. As of June 30, 2015, 132,706 unvested restricted stock shares were outstanding under the Long Term Plan, which are not reflected in this table. As of June 30, 2015, there are 2,465,276 full value awards (restricted stock shares or units) or 2,723,213 partial value awards (stock options or SARs) included in the number of securities remaining available for future issuance under equity compensation plans as disclosed in this table. As of June 30, 2015, there were also 523,385 common shares available for issuance under the Company’s Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC’s regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of copies of reports filed with the SEC during the fiscal year ended June 30, 2015, all applicable Section 16(a) filing requirements were complied with, except that (i) a Form 4 for Jim Lain, COO, was filed on December 1, 2014, reporting a partial sale upon exercise of a stock appreciation right on November 21, 2014, which was not timely communicated to us by a third-party service provider; and (ii) a Form 4 for Ken Warfield, SVP, was filed on March 30, 2015 reporting a forfeiture of shares for taxes upon vesting on February 24, 2015, due to a gap in administrative procedures with our third-party service provider as this was Mr. Warfield's first vesting after becoming a Section 16 officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2015, we were not a party to any related party transactions covered by the Exchange Act rules.

In April 2013, the Board adopted a written Related Party Transaction Approval Policy, which sets forth our policies and procedures for the review, approval or ratification of certain related party transactions by the Nominating and Corporate Governance Committee. The policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company, or any of its subsidiaries, is or will be a participant and in which a related person has a direct or indirect interest, but exempts the following:

•	Payment of compensation by the Company to a related party for the related party’s service to the Company as a director, officer or employee;

•	Transactions available to all employees or all shareholders of the Company on the same terms;

•
Transactions which, when aggregated with the amount of all other transactions between the Company and the related party or any entity in which the related party has an interest, involve less than $10,000 in a fiscal year; and

•	Transactions in the ordinary course of the Company’s business at the same prices and on the same terms as are made available to customers of the Company generally.

The Nominating and Corporate Governance Committee must approve any related party transaction subject to this policy before commencement of the related party transaction; provided, however, that if a related party is only first identified after it commences or first becomes a related party transaction, it must be brought to the Nominating and Corporate Governance Committee for ratification. Alternatively, the Nominating and Corporate Governance Committee has delegated authority to its Chairperson to approve related party transactions if they arise between the Nominating and Corporate Governance Committee’s meetings.

The Nominating and Corporate Governance Committee will analyze the following factors, in addition to any other factors it deems appropriate, in determining whether to approve a related party transaction:

•	Whether the terms are fair to the Company;

•	Whether the transaction is material to the Company;

•	The role the related party has played in arranging the related party transaction;

•	The structure of the related party transaction; and

•	The interests of all related parties in the related party transaction.

The Nominating and Corporate Governance Committee may, in its sole discretion, approve or deny any related party transaction. Approval of a related party transaction may be conditioned upon the Company and the related party taking any actions that the Nominating and Corporate Governance Committee deems appropriate. The Nominating and Corporate Governance Committee reviews this policy on an annual basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 24, 2015, the ownership of our Common Stock by each shareholder who is known by us to own beneficially more than 5% of our outstanding shares, by each director and director nominee, by each executive officer and former executive officer identified in the Summary Compensation Table, and by all current executive officers and directors as a group. Except as indicated below, the parties listed in the table have the sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the address for each person or entity named below is c/o Regis Corporation, 7201 Metro Boulevard, Edina, Minnesota 55439.  Our company had 52,998,021 shares of common stock issued and outstanding as of August 24, 2015.

Name of Beneficial Owner or Identity of Group	Number of Shares Beneficially Owned(1)	Percent of Class
More than 5% Shareholders:
Birch Run Capital Advisors, LP(2)	10,655,170	20.1%
Heartland Advisors, Inc.(3)	5,959,618	11.2%
Dimensional Fund Advisors LP(4)	4,697,297	8.9%
BlackRock, Inc.(5)	3,892,924	7.3%
Cramer Rosenthal McGlynn, LLC(6)	3,129,777	5.9%
The Vanguard Group(7)	3,044,553	5.7%
Current Executive Officers:
Daniel J. Hanrahan	195,933	*
Steven M. Spiegel	7,913	*
Eric A. Bakken(8)	49,156	*
Jim B. Lain	1,544	*
Heather L. Passe	6,317	*
Directors and Nominees (in addition to Mr. Hanrahan, who is listed above):
Daniel G. Beltzman(2)	10,672,250	20.1%
James P. Fogarty	25,436	*
David J. Grissen	11,041	*
Mark S. Light	11,041	*
Michael J. Merriman	21,437	*
M. Ann Rhoades	0	*
Stephen E. Watson	57,838	*
David P. Williams(9)	36,437	*
All current executive officers and directors as a group (sixteen persons)(10)	11,111,792	21.0%
 __________________________________
*                                         less than 1%

(1)
Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire them pursuant to restricted stock units which vest within 60 days: 128,019 shares by Mr. Hanrahan, 3,468 shares by Mr. Spiegel, 5.431 shares by Mr. Bakken, 1,544 shares by Mr. Lain, 4,226 shares by Ms. Passe, 909 shares by each of Messrs. Fogarty, Grissen, Light, Merriman, Beltzman, and Williams, and 1,769 shares by Mr. Watson.

(2)
 Based on information in a Schedule 13D/A filed by Birch Run Capital Advisors, LP ("Birch Run") on August 22, 2014 and Form 4s filed by Mr. Beltzman on September 2, 2014 and March 17 and 18, 2015 reporting purchases by the Funds (as defined below), these securities are owned directly by Birch Run Capital Partners, L.P., Torch BRC, L.P. and Walnut BRC, L.P. (collectively, the “Funds”). Birch Run Capital Partners, L.P. is the record owner of 1,658,941 shares. Torch BRC, L.P. is the record owner of 3,962,648 shares. Walnut BRC, L.P. is the record owner of 5,033,581 shares. Birch Run Capital GP, LLC serves as the General Partner to Birch Run Capital Partners, L.P.; Walnut BRC GP, LLC serves as the General Partner to Walnut BRC, L.P.; and Torch BRC GP, LLC serves as the General Partner to Torch BRC, L.P. (collectively, "the General Partners"). Daniel Beltzman and Gregory Smith are the co-Managers of the General Partners. Furthermore, Birch Run Capital Advisors, LP ("the Advisor") serves as the registered investment adviser to the Funds. BRC Advisors GP, LLC (“Advisor GP”) serves as General Partner to the Advisor. Mr. Beltzman and Mr. Smith are the Limited Partners of the Adviser and the Co-Managers of the Adviser GP. The Adviser, the Adviser GP, Mr. Beltzman and Mr. Smith may be deemed to share voting and dispositive power over the reported securities. Each of the Adviser, the Adviser GP, Mr. Beltzman, and Mr. Smith disclaim beneficial ownership of any interests of the reported securities in excess of such person's or entity's respective pecuniary interest in the securities. On its Schedule 13D/A, Birch Run reported sole voting power over 0 shares, shared voting power over 8,504,788 shares, sole dispositive power over 0 shares and shared dispositive power over 9,996,589 shares.  Based on the Form 4s referenced above, the shared voting power number has likely increased, and the shared dispositive power number has likely increased to 10,655,170.  The address for Birch Run is 1350 Broadway, Suite 2215, New York, NY 10018.

(3)
Based on information in a Schedule 13G/A filed by Heartland Advisors, Inc. (“Heartland”) on February 13, 2015, Heartland reported sole voting power over 0 shares, shared voting power over 5,937,635 shares, sole dispositive voting power over 0 shares and shared dispositive power over 5,959,618 shares. The address for Heartland is 789 N. Water Street, Milwaukee, WI 53202. The Heartland Value Plus Fund, a series of the Heartland Group, Inc. owns 4,600,000 shares of the class of securities reported.

(4)
Based on information in a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) on February 5, 2015, Dimensional reported sole voting power over 4,517,136 shares, shared voting power over 0 shares, sole dispositive power over 4,697,297 shares and shared dispositive power over 0 shares. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(5)
Based on information in a Schedule 13G/A filed by BlackRock, Inc. on January 29, 2015, BlackRock, Inc. reported sole voting power over 3,764,560 shares, shared voting power over 0 shares, sole dispositive power over 3,892,924 shares and shared dispositive power over 0 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022. BlackRock, Inc. is a parent holding company and holds the sole power to vote or dispose of shares held by its subsidiaries BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Advisors, LLC, BlackRock International Limited, BlackRock Investment Management, LLC, BlackRock Advisors (UK) Limited, BlackRock Fund Management Ireland Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Investment Management (UK) Limited (collectively, the “BlackRock Subsidiaries”). None of the BlackRock Subsidiaries own more than 5% of our outstanding shares of Common Stock.

(6)
Based on information in Schedule 13G filed by Cramer Rosenthal McGlynn, LLC (“Cramer”) on February 13, 2015, Cramer reported sole voting power over 3,089,102 shares, shared voting power over 40,675 shares, sole dispositive power over 3,129,777 shares and shared dispositive power over 0 shares. The address for Cramer is 520 Madison Ave, New York, NY 10022.

(7)
Based on information in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 10, 2015, Vanguard reported sole voting power over 70,022 shares, shared voting power over 0 shares, sole dispositive power over 2,980,931 shares and shared dispositive power over 63,622 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Includes 400 shares held indirectly through a profit-sharing account.

(9)	Includes 2,000 shares held in a joint brokerage account with his father.

(10)	See footnotes 1, 2, 8 and 9 for information regarding the nature of certain indirect and deemed ownership of the shares included in this amount.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP, certified public accountants and independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending June 30, 2016. Although not required, the Board wishes to submit the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Upon the recommendation of the Audit Committee of the Board, the Board unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

Audit Fees

Aggregate audit fees billed for professional services rendered by PricewaterhouseCoopers LLP were $1,990,000 for the year ended June 30, 2015, and $2,467,000 for the year ended June 30, 2014. Such fees were primarily for professional services rendered for the audits of our consolidated financial statements as of and for the years ended June 30, 2015 and 2014, limited reviews of our unaudited condensed consolidated interim financial statements, statutory audits of certain of our subsidiaries, and accounting consultations required to perform an audit in accordance with generally accepted auditing standards.

Audit-Related Fees

There were no audit-related services by PricewaterhouseCoopers LLP in the years ended June 30, 2015 or 2014.

Tax Fees

Aggregate income tax compliance and related services fees billed for professional services rendered by PricewaterhouseCoopers LLP were $415,000 for the year ended June 30, 2015 and $626,602 for the year ended June 30, 2014. The tax fees for the years ended June 30, 2015 and 2014 were for tax compliance, consulting and planning-related professional services, as well as assistance with tax audits.

All Other Fees

In addition to the fees described above, aggregate fees of $1,800 were billed by PricewaterhouseCoopers LLP during each of the years ended June 30, 2015 and 2014, for fees related to a research tool that we access through PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has approved the engagement of PricewaterhouseCoopers LLP to perform auditing services for the current fiscal year ending June 30, 2016, based upon an engagement letter submitted by PricewaterhouseCoopers LLP. In accordance with Company policy, any additional audit or non-audit services must be approved in advance. All of the professional services provided by PricewaterhouseCoopers LLP during the years ended June 30, 2015 and June 30, 2014 were approved or pre-approved in accordance with the policies of our Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and assists the Board in providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. Each member of the Audit Committee is “independent” within the meaning of applicable NYSE listing standards. The Audit Committee has adopted a written charter describing its functions, which has been approved by the Board.

Our management is responsible for preparing our financial statements and the overall reporting process, including our system of internal controls. Our independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing the financial statements and our system of internal controls over financial reporting and expressing opinions thereon.

In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (PCAOB).

In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

The Committee discussed with our independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the SEC. The Committee also has recommended to the Board the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016.

David P. Williams, Chair James P. Fogarty David J. Grissen Mark Light Members of the Audit Committee

ITEM 3
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by SEC rules, we are providing shareholders with an annual, non-binding advisory vote to approve the executive compensation as disclosed in the CD&A. At the Annual Meeting, shareholders will vote on the following advisory resolution regarding the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Regis Corporation approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the haircare industry and to the achievement of the business goals set by the Board. Accordingly, our executive compensation programs are designed to reward executives for achievement of our financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals, all as described above in the CD&A of this Proxy Statement.

As described above in the CD&A, we have implemented significant, multi-year, foundational initiatives to drive a business turnaround.  These investments are critical to creating long-term shareholder value; however, the near-term impacts reduced financial performance, which we believe constrained our total shareholder return in recent years.  In keeping with our pay-for-performance orientation, NEO compensation in fiscal years 2013 and 2014 was below target, while realized compensation increased in fiscal year 2015 based on improved performance on metrics that drive shareholder value.  Specifically, in fiscal 2015, the Compensation Committee incentivized management to drive increases in cash flow per share, as the Committee believes that over time this will translate into increased shareholder value.

For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in fiscal 2015, please refer to the CD&A, as well as the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our Named Executive Officers.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present proposals at the 2016 annual meeting of shareholders, and who wish to have such proposals included in our Proxy Statement for the 2016 annual meeting, must be certain that such proposals are received by us not later than May 5, 2016. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for our 2016 annual meeting.

For shareholders who intend to present proposals or director nominees directly at the 2016 annual meeting and not for inclusion in our 2016 proxy statement, we must receive notice of such proposal not later than July 22, 2016 and not earlier than June 22, 2016, provided that in the event that the date of the 2016 annual meeting is more than 30 days before or more than 70 days after the anniversary date of the Annual Meeting, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the 2016 annual meeting and not later than the close of business on the later of the 90th day prior to the 2016 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Such proposals must meet the requirements set forth in our bylaws in order to be presented at our 2016 annual meeting.

Proposals and notices of intention to present proposals at our 2016 annual meeting should be addressed to our Secretary, 7201 Metro Boulevard, Edina, Minnesota 55439.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

Our Annual Report to Shareholders and Form 10-K, including financial statements for the year ended June 30, 2015, is available on our website at www.regiscorp.com. If requested, we will provide shareholders with copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. Such requests should be directed to our Secretary, at our address stated herein.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on October 20, 2015.

The Notice and Proxy Statement and Annual Report on Form 10-K are available in the Investor Information Relations section of our website, www.regiscorp.com.

GENERAL

The Board knows of no other matter to be acted upon at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

Your vote is very important no matter how many shares you own.  You are urged to read this Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to promptly submit a proxy by telephone or through the Internet in accordance with the voting instructions provided to you.

By Order of the Board

Eric A. Bakken
Secretary
September 9, 2015

REGIS CORPORATION
7201 METRO BOULEVARD
MINNEAPOLIS, MN 55439

There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Regis Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
Help us make a difference by eliminating paper mailings to your home or business. You can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You can, of course, change your preference and choose to receive paper copies of these materials at any time.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96221-P68444

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIS CORPORATION

Vote on Directors

The Board of Directors recommends that you vote FOR each of the following director nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Daniel G. Beltzman	☐	☐	☐
1b. David J. Grissen	☐	☐	☐
1c. Daniel J. Hanrahan	☐	☐	☐
1d. Mark S. Light	☐	☐	☐
1e. Michael J. Merriman	☐	☐	☐
1f. M. Ann Rhoades	☐	☐	☐
1g. Stephen E. Watson	☐	☐	☐
1h. David P. Williams	☐	☐	☐

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. Approval of an advisory vote on the compensation of the Company's named executive officers (a "Say-on-Pay Vote").	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, on any other matters as may properly come before the annual meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND FOR PROPOSALS 2 AND 3.

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

REGIS CORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 20, 2015
9:00 a.m.

Regis Corporation
7201 Metro Boulevard
Minneapolis, Minnesota 55439

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

If you Vote by Phone or Internet, please do not mail your Proxy Card

↓ *please detach here* ↓

M96222-P68444

Regis Corporation
7201 Metro Boulevard, Minneapolis, MN 55439 **proxy**

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 20, 2015

The undersigned hereby appoints Daniel J. Hanrahan and Eric A. Bakken, and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote as directed on the reverse side of this proxy card all of the shares of the Common Stock of Regis Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on October 20, 2015, and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR each of the director nominees and each of proposals 2 and 3, and will be voted in the discretion of the proxies on any other matters as may properly come before the annual meeting and any adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)

COVER
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
Item 1. ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
Section 2: How We Design Executive Pay
Section 3: Elements of the Executive Compensation Program
Section 4: Governance Policies and Additional Compensation-Related Items
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2015
OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
2015 OPTION EXERCISES AND STOCK VESTED
Summary of Executive Agreements
PENSION BENEFITS IN 2015
NONQUALIFIED DEFERRED COMPENSATION FOR 2015
Potential Payments Upon Termination or Change in Control
FISCAL 2015 DIRECTOR COMPENSATION TABLE
ADVANCES OF DEFENSES COSTS FOR CERTAIN LITIGATION MATTERS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Item 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 3: APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
VOTING